Exhibit 99.2

                                                                  CONFORMED COPY

                            DATED 26TH SEPTEMBER 2003

                          TRENWICK HOLDINGS LIMITED (1)

                                       and

                              BESTPARK LIMITED (2)

                         ------------------------------

                                    AGREEMENT
                          for the sale and purchase of
                       the entire issued share capital of
                         TRENWICK INTERNATIONAL LIMITED

                         ------------------------------

                                   CLYDE & CO
                                 Beaufort House
                                 Chertsey Street
                                    Guildford
                                 Surrey GU1 4HA
                                Tel: 01483 555555
                                Fax: 01483 567330
                               Ref: VJV/AH/0304250

                                    CONTENTS

1.    INTERPRETATION........................................................1

2.    SALE AND PURCHASE....................................................12

3.    CONSIDERATION........................................................12

4.    CONDITIONS...........................................................13

5.    ACTION PENDING COMPLETION............................................14

6.    COMPLETION...........................................................19

7.    WARRANTIES...........................................................24

8.    REPORTING OBLIGATIONS OF THE COMPANY.................................25

9.    LIMITATION ON LIABILITY..............................................25

10.   CONFIDENTIAL INFORMATION.............................................26

11.   EMPLOYEES............................................................27

12.   ANNOUNCEMENTS........................................................31

13.   REMEDIES.............................................................31

14.   COSTS................................................................32

15.   FURTHER ASSURANCE....................................................32

16.   GENERAL..............................................................32

17.   INTEREST.............................................................34

18.   PAYMENTS.............................................................35

19.   ASSIGNMENT...........................................................35

20.   COUNTERPARTS.........................................................36

21.   NOTICES..............................................................36

22.   GOVERNING LAW AND JURISDICTION.......................................37

SCHEDULE 1.................................................................38

   THE COMPANY.............................................................38

SCHEDULE 2.................................................................39

   THE WARRANTIES..........................................................39
      Part A - General.....................................................39
      Part B - Commercial..................................................47
      Part C - Taxation....................................................54
      Part D - Intellectual Property, Confidential Information, Hardware
               and Software................................................64

SCHEDULE 3.................................................................67

   MANAGEMENT AND REPORTING REQUIREMENTS OF THE COMPANY....................67

SCHEDULE 4.................................................................74

   INVESTMENTS.............................................................74

SCHEDULE 5.................................................................75

   MANAGEMENT AGREEMENT....................................................75

SCHEDULE 6.................................................................86

   LIMITATION OF THE VENDOR'S LIABILITY....................................86

SCHEDULE 7.................................................................92

   FORM OF POWER OF ATTORNEY...............................................92

SCHEDULE 8.................................................................94

   FORM OF CLAIMS NOTIFICATIONS ABOVE(POUND)25,000.........................94

SCHEDULE 9.................................................................95

   CONTINGENT DEFERRED CONSIDERATION.......................................95

SCHEDULE 10................................................................98

   INTRA GROUP LOANS.......................................................98

SCHEDULE 11................................................................99

      Part A - Hardware....................................................99
      Part B - Software...................................................100


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

THIS AGREEMENT is made on 26th September 2003

BETWEEN:

(1) TRENWICK HOLDINGS LIMITED (registered in England and Wales under number 2488310) whose registered office is at 2 Minster Court, Mincing Lane, London EC3R 7FL (the "Vendor"); and

(2) BESTPARK LIMITED (registered in England and Wales under number 04860253) whose registered office is at Thompson House, 3-6 Richmond Terrace, Blackburn BB1 7AU (the "Purchaser").

IT IS AGREED as follows:

1.    Interpretation

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

      "Act"                             the Companies Act 1985;

      "Accounts"                        the audited report and accounts of
                                        the Company for the financial year
                                        ended on the Accounts Date
                                        including the auditor's and the
                                        directors' reports and the notes
                                        to the accounts;


      "Accounts Date"                   31 December 2002;

      "Associate"                       any person who is a connected
                                        person (as defined in section 839
                                        of ICTA) of the Vendor;

      "Bank Consortium"                 the banks participating in the
                                        credit facility agreement dated as
                                        of November 24, 1999 as
                                        subsequently amended and restated
                                        between

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                                        Trenwick America Corporation, the
                                        Vendor, such lending institutions,
                                        JP Morgan, Chase Bank (as
                                        administrative agent), Wachovia
                                        Bank, National Association (as
                                        syndication agent) and Fleet
                                        National Bank (as documentation
                                        agent);

      "Business Day"                    a day other than a Saturday or
                                        Sunday or public holiday in
                                        England and Wales;

      "CAA"                             the Capital Allowances Act 2001;

      "Company"                         Trenwick International Limited,
                                        brief details of which are set out
                                        in Schedule 1;

      "Company Intellectual Property"   all Intellectual Property used by
                                        the Company in, or in connection
                                        with, its business;

      "Completion"                      completion of the sale and
                                        purchase of the Shares in
                                        accordance with the terms of this
                                        Agreement;

      "Completion Disclosure Letter"    the letter from the Vendor to the
                                        Purchaser in relation to the
                                        Warranties to be delivered
                                        immediately prior to Completion
                                        (which letter shall only contain
                                        disclosure with respect to
                                        specific events or matters that
                                        have occurred or arisen between
                                        the date of this Agreement and
                                        Completion or which are known to
                                        those individuals identified in
                                        the Disclosure Letter as not
                                        having had the opportunity to
                                        review the final form of the
                                        Disclosure Letter prior to its
                                        issue, but shall incorporate by
                                        reference the Disclosure Letter in
                                        respect of events and matters that
                                        occurred or arose prior to the
                                        execution hereof);

      "Conditions"                      each of the Conditions contained
                                        in clause 4;

      "Confidential Information"        information (however stored)
                                        relating to or connected with the
                                        business, clients, customers,
                                        suppliers or financial or other
                                        affairs of the Company, details of
                                        which are not in the public domain
                                        including information concerning
                                        or relating to the Company
                                        Intellectual Property, any other
                                        property of the Company in the
                                        nature of Intellectual Property,
                                        any technical process, or the
                                        marketing of goods or services and
                                        any other matters concerning the
                                        clients, customers or suppliers
                                        of, or other persons having
                                        dealings with, the Company;

      "Contingent Deferred
      Consideration"                    the contingent deferred
                                        consideration (if any) payable to
                                        the Vendor in accordance with the
                                        terms of clause 3 and Schedule 9;

      "Deed of Undertaking"             the deed of undertaking in the
                                        agreed form between the Company,
                                        LCL, LCL Acquisitions Limited, the
                                        Vendor, the Purchaser, TMA, TUKMS
                                        and LCG, to be entered into on
                                        Completion;

      "Disclosed"                       fairly disclosed to the Purchaser
                                        by being set out in the Disclosure
                                        Letter or the Completion
                                        Disclosure Letter and those
                                        matters referred to in paragraph
                                        2.2 of Schedule 6;

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      "Disclosure Letter"               the letter from the Vendor to the
                                        Purchaser in relation to the
                                        Warranties having the same date as
                                        this Agreement;

      "Distributions"                   means (i) distributions (as
                                        defined by section 263(2) of the
                                        Act) but ignoring the exceptions
                                        set out in paragraph (c) of that
                                        section, (ii) distributions by way
                                        of or following a reduction of
                                        capital and (iii) distributions to
                                        members on a winding up; in each
                                        case made in cash by the Company;

      "Eastcheap Guarantee"             means the guarantee given by the
                                        Company in respect of certain
                                        premises at 16 Eastcheap, a copy
                                        of which has been Disclosed;

      "Employees"                       those individuals who are both (i)
                                        employed in whole or in part in
                                        the business carried on by the
                                        Company and (ii) employed by TMS
                                        and the French Staff;

      "Encumbrance"                     a mortgage, charge, pledge, lien,
                                        option, restriction, right of
                                        first refusal, right of
                                        pre-emption, third party right or
                                        interest, other encumbrance or
                                        security interest of any kind, or
                                        another type of preferential
                                        arrangement (including a title
                                        transfer and retention
                                        arrangement) having similar
                                        effect;

      "Exit"                            means (i) a disposal of the entire
                                        issued share capital of the
                                        Company; (ii) a disposal of the
                                        whole or the material part of the
                                        Company's assets of business
                                        (whether by one transaction or
                                        a series of transactions), (iii)
                                        the approval of a compromise or
                                        arrangement in relation to the
                                        Company under section 425 of the
                                        Act, or (iv) the winding up of the
                                        Company following the passing of a
                                        resolution for the voluntary
                                        winding-up or a petition for the
                                        compulsory winding-up or
                                        administration of the Company, or
                                        following the appointment of a
                                        supervisor to the Company pursuant
                                        to any voluntary arrangement;

      "FA"                              the Finance Act;

      "Final Payment Date"              the date of completion of an Exit;

      "French Lease"                    the lease in relation to 264 Rue
                                        du Faubourg Saint Honore 75008
                                        Paris between the Company and
                                        Hornby Road Investments Ltd;

      "French Liabilities Indemnity"    an indemnity from the Underwriting
                                        Members of Lloyd's comprising
                                        Syndicate 893 as constituted for
                                        the 2002/2003 years of account
                                        (acting through TMA or TUKMS) to
                                        the Company in respect of ongoing
                                        liabilities relating to the French
                                        Staff and the French Lease;

      "French Staff"                    all persons employed by TIL and
                                        working for the Paris branch of
                                        the Company prior to Completion;

      "FSA"                             the Financial Services Authority;

      "FSMA"                            the Financial Services and Markets
                                        Act 2000;

      "Group Commitments
      Termination Deed"                 a deed between the Company, the
                                        Vendor, TMS, SRU, TUKMS, TMA and
                                        the Purchaser in the agreed form;

      "Group Relief"                    group relief under section 402
                                        ICTA;

      "Hardware"                        the computer hardware listed in
                                        Part A of Schedule 11 and the
                                        computer hardware owned, leased
                                        to, or used by the Company;

      "ICTA"                            the Income and Corporation Taxes
                                        Act 1988;

      "Initial Consideration"           (pound)1,999,999;

      "Intellectual Property"           know-how, trade secrets and other
                                        confidential information,
                                        copyrights, database rights, trade
                                        marks, service marks, business
                                        names, trade names, moral rights,
                                        registration of or an application
                                        to register any of the aforesaid
                                        items, rights in the nature of any
                                        of the aforesaid items in any
                                        country, and rights to sue for
                                        passing off;

      "Investments"                     those securities held by the
                                        Company as at 30 June 2003 which
                                        are listed in Schedule 4;

      "IHTA"                            the Inheritance Tax Act 1984;

      "LCG" Litigation Control Group Limited (company number: 4409120) whose registered office is at 9 St
                                        Claire Street, London, EC3N 1LQ;

      "LCL"                             Litigation Control Limited
                                        (company number:

                                        3681642) whose registered office
                                        is at Thompson House, 3-6 Richmond
                                        Terrace, Blackburn, BB1 7AU;

      "LCL Acquisitions Limited"        LCL Acquisitions Limited (company
                                        number: 4860541) whose registered
                                        office is at Thompson House, 3-6
                                        Richmond Terrace, Blackburn BB1
                                        7AU;

      "Liabilities"                     all liabilities of any nature
                                        whatsoever including actual or
                                        contingent liabilities and
                                        unquantified or disputed
                                        liabilities;

      "Management Accounts"             the unaudited balance sheet and
                                        profit and loss account of the
                                        Company in respect of the period
                                        from 1 January 2003 and ended on
                                        30 June 2003;

      "Management Agreement"            the run-off management agreement
                                        between the Company and LCL in the
                                        form set out in Schedule 6;

      "Management Data"                 the data held by the Company
                                        and/or TMS, in whatever form and
                                        whatever medium, which is not
                                        Personal Data;

      "Observer"                        the observer nominated by the
                                        Vendor and approved by the
                                        Purchaser pursuant to Schedule 3;

      "Personal Data"                   personal data (as defined in the
                                        Data Protection Act 1998), held by
                                        the Company and/or TMS, in
                                        whatever form and whatever medium;


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

      "Purchaser's Group"               the Purchaser and any subsidiary,
                                        holding company or shareholder of
                                        the Purchaser and any subsidiary
                                        or shareholder of any such holding
                                        company;

      "Purchaser's Solicitors"          Clyde & Co of Beaufort House,
                                        Chertsey Street, Guildford, Surrey
                                        GU1 4HA (Ref: AH/0304250);

      "Relevant Breach"                 a matter, fact or circumstance
                                        which arises after the date of
                                        this Agreement but prior to
                                        Completion and which constitutes a
                                        breach by the Vendor of:

                                        (a)   clauses 5.1, 5.3 or 5.5; or

                                        (b)   the Warranties (or which
                                              would constitute such a
                                              breach but for the provision
                                              of the Completion Disclosure
                                              Letter by the Vendor
                                              pursuant to clause 7.2),

                                        which in each case could
                                        reasonably be expected to give
                                        rise in the case of an individual
                                        breach to a cost to the Purchaser
                                        and/or the Company of at least
                                        (pound)10,000 and which when
                                        aggregated together with all such
                                        individual breaches amounts to a
                                        cost to the Purchaser and/or the
                                        Company of at least (pound)100,000
                                        which would not have arisen but
                                        for such event, fact or
                                        circumstance;

      "Shares"                          the whole of the issued share
                                        capital of the Company, being
                                        75,000,000 ordinary shares of

                                        (pound)1 each;

      "Software"                        the software listed in Part B of
                                        Schedule 11 and the software
                                        owned, licensed to, or used by the
                                        Company;

      "Tax Acts"                        has the meaning ascribed thereto
                                        by section 831(2) of ICTA;

      "Taxation" or "Tax"               any form of taxation, charge, duty,
                                        import, withholding, levy or
                                        contribution of whatever nature
                                        (including any related fine, penalty,
                                        surcharge or interest) imposed by a Tax
                                        Authority acting in its capacity
                                        as such;

      "Tax Authority"                   any local, municipal,
                                        governmental, state, federal or
                                        other fiscal, revenue, customs or
                                        excise authority, body or official
                                        anywhere in the world including,
                                        without limitation, the Inland
                                        Revenue, H.M. Customs & Excise,
                                        the US Internal Revenue Services
                                        and the Bermuda Monetary
                                        Authority;

      "Tax Deed"                        a deed relating to Taxation in the
                                        agreed form;

      "Tax Liability"                   has the meaning ascribed to that
                                        term by the Tax Deed;

      "TCGA"                            the Taxation of Chargeable Gains
                                        Act 1992;

      "TMA" Trenwick Managing Agents Limited (company number 1514453) whose registered office is at 2 Minster Court, London EC3R 7FL, a member of the Vendor's Group;


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

      "TMS" Trenwick Management Services Limited (company number 2279272) whose registered office is at 2 Minster Court, London EC3R 7FL, a member of the Vendor's Group which provides management services to the Company;

      "TMS Purchase Agreement"          the agreement in the agreed form
                                        between Bestpark and the Vendor in
                                        relation to TMS and SRU;

      "Transfer Regulations"            the Transfer of Undertakings
                                        (Protection of Employment)
                                        Regulations 1981;

      "TUKMS" Trenwick UK Management Services Limited (company number 2733994) whose registered office is at 2 Minster Court, London EC3R 7FL, a member of the Vendor's Group;

      "VATA"                            the Value Added Tax Act 1994;

      "Vendor's Group"                  the Vendor and any subsidiary or
                                        holding company of the Vendor and
                                        any subsidiary of any such holding
                                        company at the date of this
                                        Agreement but excluding the
                                        Company;

      "Vendor's Solicitors"             CMS Cameron McKenna of Mitre
                                        House, 160 Aldersgate Street,
                                        London, EC1A 4DD (Ref:
                                        WMC/110370.1); and

      "Warranties"                      the statements referred to in
                                        clause 7 and set out in Schedule 3
                                        and "Warranty" means any one of
                                        them.


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

1.2   In this Agreement:

      (a) where the context admits, words and phrases, the definitions of which are contained in the Act and the Companies Act 1989, shall be construed as having the meanings thereby attributed to them;

      (b) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

      (c) words importing the singular include the plural and vice versa, words importing any gender include every gender and references to persons include individuals, bodies corporate, unincorporated associations and partnerships.

1.3 References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted or as their application is modified by other provisions from time to time (whether before or after the date of this Agreement) and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions except to the extent that an amendment, modification, or re-enactment or subordinate legislation enacted after today's date would create or increase any liability of the Vendor under this Agreement, in which case, to that extent, it shall be ignored.

1.4 A reference in this Agreement to a document or agreement "in the agreed form" means in the form of the draft of the document or agreement signed for the purposes of identification by or on behalf of the parties to it with such alterations (if any) as may subsequently be agreed by or on behalf of such parties.

1.5 Unless otherwise stated, references in this Agreement to clauses and schedules are to clauses of and schedules to this Agreement, references to paragraphs are references to paragraphs in the clause or schedule in which the reference appears and references to this Agreement include the schedules.


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

1.6 The headings to the clauses of this Agreement do not affect its interpretation.

1.7 The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

1.8 Any statement in this Agreement qualified by the expression "so far as the Vendor is aware" or "to the best of the Vendor's knowledge, information and belief" or any similar expression shall be deemed to refer to the actual knowledge or awareness of Michael Watson, having made due and careful enquiry of Alan Barlow, Jeremy Cadle, Terry Tannett, Adrian McCarthy, Amanda Fetto, Darshan Koya and David Prince.

1.9 A reference in this Agreement to a SSAP means a statement of standard accounting practice issued by the Institute of Chartered Accountants in England and Wales and adopted by the Accounting Standards Board and any reference in this Agreement to a FRS means a financial reporting standard issued by the Accounting Standards Board and which may, where directed by the Accounting Standards Board, supersede a SSAP.

2.    Sale and purchase

2.1 The Vendor shall sell the Shares to the Purchaser with full title guarantee.

2.2 The Vendor shall sell the Shares fully paid and free from all Encumbrances and together with all benefits and rights attaching to the Shares, including all dividends and other distributions declared, paid or made on or after the date of this Agreement.

2.3 The Purchaser shall purchase the Shares on the basis set out in clause 2.2 but it shall not be obliged to complete the purchase of the Shares unless the purchase of all the Shares is completed simultaneously.


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

3.    Consideration

3.1 The consideration for the Shares shall comprise the Initial Consideration and the Contingent Deferred Consideration (if any). The Contingent Deferred Consideration (if any) shall be payable in accordance with
      Schedule 9 up to and including the Final Payment Date.

3.2 Subject to any express terms of this Agreement, no further payment shall be made to the Vendor by the Purchaser after it has satisfied its obligations in respect of the making of Distributions up to and including the Final Payment Date, whether by way of Contingent Deferred Consideration or otherwise, save as set out in Part 4 of Schedule 3.

4.    Conditions

4.1 Subject to clause 4.2, Completion is conditional upon the following Conditions being satisfied:

      (a) the Purchaser having received a notice of approval from the FSA in terms satisfactory to the Purchaser (acting reasonably) of all persons who will acquire control of the Company on Completion in accordance with section 184 of FSMA that there is no objection to the Purchaser and all other relevant persons becoming controllers of the Company or, in the absence of such notification, the period during which the FSA may serve a notice of objection pursuant to section 186 of FSMA in relation to the Purchaser and such other relevant persons having elapsed without the FSA having served any notice of objection;

      (b)   the FSA not prior to Completion:

            (i) withdrawing or giving notice to withdraw any permission required for or in connection with the carrying on of the business of the Company; or

            (ii) imposing, or giving notice that it intends to impose, any restriction or requirement on, or on the business of, the Company; or

            (iii) imposing, or giving notice it intends to impose, any other restriction, requirement or condition of whatever form not satisfactory to the Purchaser;

      (c) the Purchaser and the Vendor agreeing the form of the French Liabilities Indemnity, to be entered into on Completion; and

      (d) the Purchaser and the Vendor agreeing the form of the Group Commitments Termination Deed, to be entered into on Completion.

4.2 Each of the Vendor and the Purchaser (as appropriate) shall use all reasonable endeavours to procure that each of the Conditions are fulfilled as soon as practicable and in any event by the date set out in clause 4.3.

4.3 The Conditions contained in paragraphs (c) and (d) of clause 4.1 may only be waived with the prior written agreement of the Purchaser and the Vendor.

4.4 If the Conditions are not fulfilled or waived on or before the date falling three months after the date of this Agreement (or such later date as the Vendor and the Purchaser may agree) then all obligations and liabilities of the parties under this Agreement shall cease and determine and no party shall have any claim against the other except for a breach of clause 4.2 and provided always that obligations of confidentiality in clause 10 and the provisions of clauses 11 (Announcements), 13 (Costs), 17 (Interest) and 22 (Governing law and jurisdiction) shall remain in full force and effect.

5.    Action pending Completion

5.1 The Vendor shall ensure that, subject always to its and the Company's regulatory and legal obligations, pending Completion:

      (a) if the Company owes any monies to the Vendor or any of its Associates, the Vendor shall procure that prior written notice is given to the Purchaser of such amounts, prior to seeking the repayment of such monies from the Company;


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

      (b)   there shall be delivered to the Purchaser a weekly summary of:

            (i)   cash flow payments; and

            (ii) all claims notifications above (pound)25,000 per claim (provided that connected claims shall be aggregated for this purpose) received by the Company in the form set out in
                  Schedule 8,

            no later than three business days after the end of each week, other than during the period that the Company is preparing its quarter end reports, where the Vendor shall ensure that the Purchaser has access to bank reconciliation records relating to the Company;

      (c) the Company will operate its business as an insurance company in run-off consistent with the basis on which it has been carried on since 29 November 2002 and the net assets of the Company will not be depleted save in the ordinary course of trading or pursuant to a right or obligation under this Agreement;

      (d) the Purchaser and its agents (including, without limitation, LCL) will, upon reasonable notice to the Company, be allowed not more than fortnightly access to, and to take copies of, the books and records of the Company including the statutory books, minute books, leases, licences, contracts, details of receivables, Intellectual Property, supplier lists and client or customer lists in the possession or control of the Company;

      (e) all claim notifications above (pound)100,000 (provided that connected claims shall be aggregated for this purpose) received by the Company are notified to LCL (whether these relate to paid claims, reserves or precautionary advices) in advance of their settlement and LCL shall be consulted as to such claims;

      (f) the Company will not make any commutation offers or enter into commutation agreements for liabilities and obligations in excess of (pound)25,000 without notifying LCL in advance and LCL shall be consulted as to such commutations;

      (g) the Company will not agree to any new letters of credit, or increases in existing ones, without the prior written agreement of LCL, such agreement not to be unreasonably withheld or delayed; and

      (h) the Company in so far as it is within its control shall maintain in force all insurance and reinsurance policies on an assumed and ceded basis in respect of its business with the exception of any properly commuted contracts.

5.2 The Purchaser may waive any of the requirements set out in clause 5.1 by prior written consent to the Vendor.

5.3 Without prejudice to clause 5.1 but subject to clause 5.4, pending Completion, the Vendor shall procure that the Company shall not without the prior written consent of the Purchaser (such consent not to be unreasonably withheld and if no response is provided by the Purchaser for its consent under this clause 5.3 within three Business Days of request, such consent shall be deemed to have been given):

      (a) create, issue, allot, repay, repurchase or redeem any shares or loan capital or grant options over or rights to subscribe for or convert into any shares or loan capital;

      (b) reorganise its share capital in any way (including any reduction in its share capital, any variation of share rights, subdivisions or consolidations);

      (c)   register any transfer of shares or other investments;

      (d)   pass any shareholder's resolution;

      (e)   establish a subsidiary or subsidiary undertaking;

      (f) acquire any shares or other interest in a body corporate or participate in any partnership or joint venture;

      (g) create any Encumbrance over any of its assets or give any guarantee or undertaking in respect of a third party;

      (h)   borrow any money or obtain any advance or credit;

      (i) provide any credit or make any loan or advance to or for the benefit of any person or provide any financial assistance (as defined in section 152 of the Act) to any person;

      (j) dispose of or acquire any business or any material part of a business or (otherwise than in the ordinary course of business) any other material assets of any nature;

      (k) enter into any long term, onerous or unusual contract, commitment, obligation, agreement or arrangement;

      (l) diminish or reduce the tax losses of the Company that exist at the date of this Agreement;

      (m) make any payment to or declare any dividend or distribution in favour of any member of the Vendor's Group;

      (n) amend the terms of or terminate any contract, commitment, obligation, agreement or arrangement if such amendment or termination would have a material adverse effect on the Company;

      (o) enter into or vary any contract, agreement or arrangement (whether legally binding or not) in which the Vendor or any Associate is interested;

      (p) incur any expenditure or liability, in either case, of a capital nature;

      (q) commence, settle or abandon any litigation or admit any liability in respect of such litigation above(pound)25,000 per claim;

      (r) save as set out at clause 5.1(h) and save to the extent that such amendments or variations of an administrative nature, enter into or vary the terms of any insurances or reinsurance agreements of the Company;

      (s) enter into any service agreement, contract of employment, personal services consultancy agreement or arrangement;

      (t) provide any credit or make any loan or advance to or for the benefit of any of the directors, officers or employees; or

      (u)   declare, pay or make any dividend or other distributions.

5.4   Clause 5.3 shall not restrict the Company from:

      (a)   doing any act or thing which is required or contemplated:

            (i)   by the terms of this Agreement; or

            (ii) by the terms of the Group Commitments Termination Deed (once such Deed is in agreed form); or

            (iii) by any rule or requirement of law or any regulatory authority;
                  or

      (b) subject to clause 5.5, undertaking any surrender by way of Group Relief of any trading losses of the Company for which Group Relief may be claimed arising in accounting periods of the Company ended before Completion, or entering into any agreement therefor.

5.5   (a)   Clause 5.4(b) shall not apply to the extent that, if the Company were to make the Election the Company would have a liability to pay an amount in respect of corporation tax (after taking into account all carried forward trading losses and available reliefs) for the accounting period ended on the Accounts Date.

      (b) If prior to Completion the Company intends to surrender by way of Group Relief any trading loss of the Company arising in the accounting period ended on the Accounts Date for which Group Relief may be claimed (a "Tax Loss Surrender"), the Vendor shall (or shall procure that the Company shall) give notice to the Purchaser of such surrender as soon as is reasonably practicable (and in any event before Completion).

      (c) For the purposes of this clause, "Election" means a valid election of the Company in respect of the accounting period ended on the Accounts Date under section 107(4) of the FA 2000 that (pound)15 million of the technical provisions made by the Company for that accounting period shall not be taken into account in computing for tax purposes the profits of the Company's trade for that accounting period.

5.6 The Vendor shall promptly notify the Purchaser and the Purchaser's Solicitors in writing if it becomes aware of any Relevant Breach which arises on or before Completion.

5.7 Without prejudice to any other rights or remedies available to the Purchaser if:

      (a) the Purchaser or the Purchaser's Solicitors receive a notice from the Vendor under 5.6; or

      (b)   a Relevant Breach arises prior to Completion,

      and the Vendor does not rectify such Relevant Breach within 5 Business Days, the Purchaser shall have the right to terminate this Agreement by notice in writing to the Vendor prior to Completion in which case:

            (i) this Agreement shall terminate and have no further effect (subject only to this clause, clauses 10 (Confidentiality), 14 (Costs), 17 (Interest) and 22 (Governing law and jurisdiction) which shall continue in force; and

            (ii) subject to any liability which may arise under this clause, the parties shall be released from all liabilities and obligations hereunder.

6.    Completion

6.1 Completion shall take place at the London offices of the Purchaser's Solicitors five Business Days after the last Condition is fulfilled or, in the absolute discretion of the Purchaser, waived.

6.2   On Completion the Vendor will deliver to the Purchaser's Solicitors:

      (a) duly executed transfers of the Shares in favour of the Purchaser (or as it directs) together with any power of attorney under which such transfers have been executed;

      (b) the certificates representing the Shares or an indemnity in the agreed form for any lost share certificates;

      (c) any waiver, consent or other document necessary to give the Purchaser (or its nominees) full legal and beneficial ownership of the Shares;

      (d)   the Tax Deed duly executed by the Vendor;

      (e) the written resignations in the agreed form, executed as a deed, of the directors and the secretary of the Company, in each case acknowledging that he has no outstanding claim against the Company whether for loss of office or otherwise;

      (f) all credit, debit or other payment cards belonging to or in the name of the Company and in the possession of the Vendor and/or the Employees;

      (g) all mobile phones, fax machines, lap top computers or other computer or telecommunications equipment (including all computer disks containing information relating to the Company belonging to or in the name of the Company and in the possession of the Vendor and/or the Employees;

      (h) a release in the agreed form from Barclays Bank Plc releasing the Company from guarantees, charges or other security given to it by the Company;

      (i)   the Management Agreement duly executed by the Company;

      (j) a copy of minutes of a duly convened and held meeting of the board of directors of the Company authorising the entry into by the Company of the Group Commitments Termination Deed, the Deed of Undertaking and the French Liabilities Indemnity;

      (k) the Deed of Undertaking executed by the Vendor, TMA, TUKMS and the Company;

      (l) copies of the Group Commitments Termination Deed executed by the Company, the Vendor, TMS, SRU, TUKMS and TMA;

      (m) the French Liabilities Indemnity duly executed by the Company and the other party thereto;

      (n)   the TMS Purchase Agreement duly executed by the Vendor; and

      (o) a copy of the written break notice served by TMS and Wereldhave Property Corporation PLC pursuant to clause 5.16 of the Underlease of the Third Floor of 16 Eastcheap dated 22 May 1991 made between Wereldhave Property Corporation PLC, Sorema (UK) Underwriting Management Limited and Sorema (UK) Group Limited and Sorema (UK) Reinsurance Limited.

6.3 The Vendor will procure delivery of the following to the Purchaser (or as it may direct):

      (a) the certificate of incorporation and common seal of the Company and each register, minute book and other book required to be kept by the Company under the Act duly made up to Completion;

      (b) all financial and accounting books and records relating to the Company;

      (c) copies of statements for all bank accounts of the Company made up to a date not more than two Business Days prior to Completion and bank reconciliation statements in respect of each such account for the period up to (and including) Completion;

      (d) all current cheque books, paying in books and unused cheques of the Company; and

      (e) a duly executed power of attorney in favour of the Purchaser in the form set out in Schedule 7.

6.4 The Vendor will, and will procure that its Associates will, repay all monies owing by it to the Company and will execute a deed of release, in the agreed form, releasing the Company from any Liabilities that may be owing to it by the Company.

6.5 The Vendor will procure that a board meeting of the Company is held at which the directors of the Company shall resolve to:

      (a) register the transfers referred to in clause 6.2(a) (subject to stamping);

      (b) change the Company's registered office to 9 St Claire Street, London EC3N 1LQ;

      (c) appoint Philip Holden, Andrew Brannon, Keith Towers and Anson Game as directors and Keith Towers as secretary of the Company;

      (d) accept the resignations of the directors and secretary referred to in clause 6.2(e);

      (e) revoke all current instructions to bankers and replace them with new instructions stipulated by the Purchaser;

      (f) instruct LCL to manage the Company's bank accounts and investment portfolio as part of its duties under the Management Agreement;

      (g)   execute the Group Commitments Termination Deed;

      (h)   execute the Management Agreement;

      (i)   execute the French Liabilities Indemnity; and

      (j)   execute the Deed of Undertaking.

6.6 The Purchaser will not be obliged to complete the purchase of any of the Shares unless:

      (a) the Vendor complies with all of its obligations under clauses 6.2 to 6.5; and

      (b)   the purchase of all the Shares is completed simultaneously.

6.7 Upon completion of the matters referred to in clauses 6.1 to 6.5, the Purchaser shall immediately following Completion:

      (a) pay the Initial Consideration by electronic transfer of funds to the client account of the Vendor's Solicitors at Lloyds TSB Bank Plc, sort code 30-00-09, number 0230949, quoting reference
            WMC110370.00001;

      (b)   deliver to the Vendor a duly executed counterpart of the Tax Deed;
            and

      (c) deliver to the Vendor a counterpart of the Management Agreement duly executed by LCL;

      (d) deliver to the Vendor a counterpart of the Deed of Undertaking duly executed by LCL, LCG, LCL Acquisitions Limited and the Purchaser; and

      (e) deliver to the Vendor a counterpart of the TMS Purchase Agreement duly executed by the Purchaser.

6.8   On and from Completion:

      (a) the Vendor shall procure the written release of any securities, guarantees or indemnities given by or binding on the Company in relation to any debt or obligation of the Vendor or any of its subsidiaries (other than the Company) save for the Eastcheap Guarantee; and

      (b) to the extent that all or any securities, guarantees or indemnities referred to in clause 6.8(a) shall not be released on or before Completion, the Vendor shall use all best endeavours to procure that written releases are given as soon as practicable after Completion and, pending releases being given, the Vendor shall indemnify and keep indemnified the Purchaser and the Company from and against all losses, costs, expenses, liabilities incurred or suffered by any of them in connection with those securities, guarantees or indemnities PROVIDED THAT the Vendor shall be under no obligation to indemnify the Company or the Purchaser in respect of losses, costs, expenses, liabilities incurred or suffered by them under the Eastcheap Guarantee after Completion.

6.9 Following Completion, the Purchaser shall procure that (to the extent that it has not already done so) the Company enters into such documentation as the Vendor may reasonably require, at the cost of the relevant member of the Vendor's Group, to give effect to the Tax Loss Surrender.

6.10 If for any reason the provisions of clauses 6.2 to 6.6 (inclusive) are not fully complied with on Completion the Purchaser may by notice to the
      Vendor:

      (a) defer Completion to a date not more than 28 days after the date fixed for Completion (so that the provisions of this clause shall apply to Completion as so deferred); or

      (b) proceed to Completion so far as practicable (but without prejudice to its rights under this Agreement); or

      (c)   rescind this Agreement.

7.    Warranties

7.1 The Vendor warrants to the Purchaser at the date of this Agreement and at Completion in the terms of the Warranties.

7.2 Each of the Warranties is given subject to the matters Disclosed in the Disclosure Letter and in the case of the Warranties given at Completion, the Completion Disclosure Letter.

7.3 Each of the Warranties is a separate and independent Warranty and, except where a contrary intention appears or is expressed, no other Warranty or other clause in this Agreement restricts or limits the extent or application of any other Warranty or other clause.

7.4 The Vendor agrees to waive any rights or claims it may have against the Company, or any Employee of the Company in respect of any information or opinions supplied or omitted to be supplied to the Vendor for the purpose of assisting the Vendor to give a Warranty or prepare the Disclosure Letter or the Completion Disclosure Letter.

7.5 The Purchaser agrees to waive any rights or claims it may have against any Employee or any individual or person whatsoever (whether a director or employee of the Vendor or otherwise), other than the Vendor, in respect of any information or opinions supplied or omitted to be supplied to the Purchaser for the purpose of this Agreement or any breach of this Agreement by the Vendor. This waiver shall not apply in relation to any fraud or dishonesty.

7.6 The Warranties shall remain in full force and effect notwithstanding Completion.

8.    Reporting obligations of the Company

      The provisions of Schedule 3 shall apply.

9.    Limitation on liability

      In the absence of fraud, dishonesty, wilful concealment or a breach of section 397 of the FSMA by or on behalf of the Vendor the liability of the Vendor in respect of the Warranties:

9.1 shall not arise in respect of any individual claim unless the amount that would be recoverable from the Vendor in respect of that claim exceeds(pound)10,000;

9.2 shall not arise unless and until the amount of all claims made in respect of the Warranties exceeds(pound)100,000, in which case the Vendor shall be liable for the whole amount and not just the excess;

9.3 shall not exceed in aggregate the total amount of the Initial Consideration and the Contingent Deferred Consideration received or receivable by the Vendor; and

9.4 shall not arise unless the Purchaser has given the Vendor or the Vendor's Solicitors notice of the claim including details of the claim and, if practicable, the amount of the claim:

      (a)   in respect of a claim under the Warranties contained in Part C of
            Schedule 2 and any other matters relating to Taxation on or before the seventh anniversary of Completion; and

      (b)   except where clause 9.4(a) applies, on or before 31 July 2005.

9.5 In addition the provisions of Schedule 6 shall apply to limit the liability of the Vendor.

10.   Confidential Information

10.1  The Vendor hereby undertakes with the Purchaser that:

      (a) it shall not at any time after the date of this Agreement use or disclose to any person any Confidential Information; and

      (b) if it has obtained trade secrets or other confidential information belonging to a third party under an agreement containing restrictions on disclosure it will not at any time infringe such restrictions.

10.2 This clause shall not prevent disclosure of Confidential Information by the Vendor:

      (a) to a director, officer or employee of the Purchaser or of a member of the Purchaser's Group (including, after Completion, the Company) acting in the proper course of his duties and whose function requires him to have the Confidential Information;

      (b) where it is required to be disclosed by law or by any regulatory authority or Tax Authority and provided that the Vendor shall, where practicable and unless prohibited from doing so by law or by any regulatory authority or Tax Authority, first consult with and take into account the reasonable requirements of the Purchaser in connection with the required disclosure;

      (c)   to an adviser for the purpose of advising the Vendor; or

      (d) which has entered the public domain otherwise than as a result of the Vendor's breach of clauses 10.1 or 10.2.

10.3 For a period of five years following Completion, the Purchaser shall provide TMA (at TMA's cost) with such information, documents or other materials as TMA may reasonably request as it requires for the purposes of providing any report or returns or information which TMA is required to do by law or regulations or requires for the purpose of its business. The obligations of the Purchaser under this clause 10.3 shall not extend to providing information which is reasonably regarded as confidential to the ongoing business of the Company or the Purchaser.

11.   Employees

11.1 The Vendor shall procure the discharge of all amounts due in respect of salaries, wages, sick pay, maternity pay, accrued bonuses, accrued holiday pay, pension contributions and other remuneration in respect of the Employees up to and including Completion and any liability to Taxation in respect of the Employees up to and including Completion. The Vendor shall indemnify and keep fully and effectively indemnified upon demand the Purchaser against all liabilities (including all legal costs reasonably and properly incurred) from any failure to discharge such amounts.

11.2 The Vendor shall indemnify and keep fully and effectively indemnified upon demand the Purchaser and the Company against any liabilities, expenses or costs (including all legal costs reasonably and properly incurred), which arise out of or in connection with any act or omission by the Vendor or any member of the Vendor's Group up to and including Completion in respect of the Employees or any other person employed by the Vendor or any member of the Vendor's Group.

11.3 Without prejudice to clause 11.1 the Purchaser shall discharge all of the amounts referred to in clause 11.1 (save any accruals up to and including Completion) for its own account in respect of the period from the day following Completion and the Purchaser shall indemnify the Vendor against all liabilities arising from the Purchaser's failure to discharge such amounts arising after Completion.

11.4 If any contract of employment relating to a person employed by the Vendor or any member of the Vendor's Group and not being an Employee is found to have effect as if originally made between the Purchaser and/or the Company and that employee as a result of the application of the Transfer Regulations on the sale and purchase of the Company pursuant to this
      Agreement:

      (a) the Purchaser or the Company (as the case may be) may, (without prejudice to any other rights or remedies available to it) upon becoming aware of that effect, terminate the contract of employment of such persons having followed their normal employment procedures, and met the requirements of all common law, statutory and other legal and contractual obligations owed to or in respect of the relevant Employee in carrying out such termination (including without limitation the rights not to be unfairly dismissed); and

      (b) if the Purchaser or the Company does terminate the contract in accordance with clause 11.4(a) the Vendor shall indemnify and keep fully and effectively indemnified upon demand the Purchaser and the Company against any liabilities, expenses or costs (including all legal costs reasonably and properly incurred) sustained or incurred by the Purchaser and/or the Company by reason of or on account of such termination and any sums payable under the contract of employment following Completion.

11.5 Subject to 11.6, 11.7 and 11.8 below the Vendor shall indemnify and keep fully and effectively indemnified upon demand the Purchaser, any member of the Purchaser's Group and the Company against any liabilities, expenses or costs (including all legal costs reasonably and properly incurred) sustained or incurred by the Purchaser, any member of the Purchaser's Group and/or the Company whenever arising following Completion by reason of or on account of the termination of the employment of any Employee or Employees where such termination arises during the six months following Completion PROVIDED THAT the Purchaser, any member of the Purchaser's Group and/or the Company shall have followed their normal employment procedures in carrying out such termination; and met the requirements of all common law, statutory and other legal and contractual obligations owed to or in respect of the relevant Employee in carrying out such termination (including without limitation the rights not to be unfairly dismissed).

11.6 The right to indemnity contained in clause 11.5 shall not prevent the Purchaser, any member of the Purchaser's Group and/or the Company compromising any such claims arising out of the termination of the employment of any Employee or Employees provided that that Vendor agrees in writing, such agreement not to be unreasonably withheld or delayed.

11.7 The indemnity contained in clause 11.5 shall not apply to the extent that the relevant liabilities, expenses or costs have been increased by any acts or omissions of the Purchaser, any member of the Purchaser's Group and/or the Company (or their respective employees) following Completion in relation to the relevant Employee (other than in respect of contractual and redundancy entitlements on termination).

11.8 The indemnity contained at clause 11.5 shall only take effect to the extent that the Purchaser, any member of the Purchaser's Group and/or the Company shall already have sustained or incurred liabilities, expenses or costs (including all legal costs reasonably and properly incurred) in relation to the termination of any Employees after Completion which would otherwise have been reasonable under clause 11.5 of (pound)824,000 in aggregate.

11.9 If the Purchaser notifies the Vendor of a claim by an Employee which it considers is potentially or actually a claim in respect of which the Vendor has agreed to indemnity the Purchaser under the terms of clause
      11.5 ("Employee Claim"), the Vendor shall be entitled to require the Purchaser (subject to the Purchaser being indemnified and secured to its reasonable satisfaction against all reasonable costs and expenses for which TMS or the Company may be liable) to take such action as the Vendor may reasonably request to avoid, dispute, resist, appeal, compromise or defend or mitigate any such Employee Claim.

11.10 The Company and/or any member of the Purchaser's Group shall be entitled to the benefit of and to enforce the indemnity from the Vendor contained at Clause 11.5 notwithstanding the provisions of Clause 16.4.

11.11 The Purchaser shall indemnify and keep fully and effectively indemnified upon demand the Vendor and any member of the Vendor's group against any liabilities, expenses or costs (including all legal costs reasonably and properly incurred) which arise out of or in connection with:

      (a) any act or omission by the Purchaser, any member of the Purchaser's Group or the Company in relation to an Employee on or following Completion; or

      (b) the Purchaser's, any member of the Purchaser's Group's or the Company's failure to comply with its obligations under Regulation 10(2)(d) or (3) of the Transfer Regulations; or

      (c) any substantial change made or proposed by the Purchaser, any member of the Purchaser's Group or the Company in the working conditions and/or terms and conditions of any of the Employees which is detrimental to any of the Employees; or

      (d) a change in the identity of the employer of all or any of the Employees where that change is a significant change and to the detriment of all or any of the Employees; or

      (e) any claim by an Employee under the guarantee provided by the Vendor to such Employee in support of his or her employment contract.

12.   Announcements

12.1 Subject to clauses 12.2 and 12.3, neither party may make any public announcement or disclosure or issue any communication or publicity relating to the subject matter or terms of this Agreement without first obtaining the other party's written consent, which shall not be unreasonably withheld or delayed.

12.2 Clause 12.1 shall not apply to any announcement, disclosure, communication or publicity required by law, by any regulatory or Tax Authority or by any rule or regulation of the FSA provided that the party required to make or issue it has if practicable consulted with and taken into account the reasonable requirements of the other party.

12.3 The parties shall use their best endeavours to agree the terms of an announcement o be made upon Completion describing the sale of the Company and the ongoing Management Agreement but without references to the payments being made for this purpose.

13. Remedies

13.1 The Purchaser acknowledges and declares that in entering into this Agreement it has not relied and is not relying on any warranties, representations, covenants, undertakings, indemnities, promises, forecasts or other statements whatsoever whether written or oral (and whether implied or otherwise) (collectively "Representations"), other than those expressly set out in this Agreement, and the Purchaser hereby irrevocably and unconditionally waives any right it may have to claim damages for, or to rescind this Agreement by reason of, any Representation not expressly set out in this Agreement or the Tax Deed unless such Representation was made fraudulently, dishonestly or in breach of section 397 of FSMA.

13.2 The sole remedy following Completion against the Vendor under the Tax Deed or for any breach of this Agreement by the Vendor shall be an action of damages. Save in the event of fraudulent misrepresentation, dishonesty or a breach of section 397 of FSMA, no right of rescission shall be available after Completion to the Purchaser.

14.   Costs

14.1 Except as provided in clause 14.2 below, each party shall pay the Purchaser's Solicitors (pound)10,000 plus VAT (if applicable) towards the cost of preparing the first draft of this Agreement and thereafter its own costs relating to the negotiation, preparation, execution and performance of this Agreement and of each document referred to in it.

14.2  If the Purchaser exercises any right conferred by this Agreement to:

      (a)   rescind this Agreement in accordance with clause 5.7; or

      (b)   if this Agreement becomes null and void in accordance with clause
            4.3 in circumstances in which the Vendor is in breach of its obligations under the Agreement,

      the Vendor shall indemnify the Purchaser against all reasonable costs incurred by it in the negotiation, preparation, execution and performance of this Agreement and of each document referred to in it.

15.   Further assurance

      Each party shall use all reasonable endeavours at its cost to do, or procure to be done, all further acts and things and execute, or procure the execution of, any other documents which the other may from time to time reasonably require for the purpose of giving the other the full benefit of the provisions of this Agreement.

16.   General

16.1 No variation of this Agreement or any of the documents referred to in it shall be effective unless it is in writing and signed by or on behalf of each of the parties.

16.2 All provisions of this Agreement shall continue in full force and effect notwithstanding Completion except in respect of those provisions already performed at Completion.

16.3 The rights and remedies of the parties under this Agreement are cumulative and are not exclusive of rights or remedies provided by law or otherwise.

16.4 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to benefit from or enforce any term of this Agreement but this clause does not affect any right or remedy of a third party which exists or is available apart from that Act.

16.5 No neglect, delay or indulgence on the part of either party in enforcing any term of this Agreement will be construed as a waiver and no single or partial exercise by either party of any right or remedy under this Agreement will preclude or restrict the further exercise or enforcement of any such right or remedy.

16.6 Any waiver of any breach of any provision of this Agreement shall not, unless the terms of the waiver expressly provide otherwise, be construed as a waiver of any continuing or subsequent breach of such provision or a modification of that provision.

16.7 If any term or provision of this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment, regulation or rule of law, that term or provision shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

16.8 In the event that any amount is agreed to be due or owing to the Purchaser by the Vendor under or by reason of this Agreement or a breach of this Agreement, the Tax Deed or under any other agreement entered into pursuant to the terms of this Agreement, the Purchaser shall be entitled:

      (a) to set off such agreed amount against any amount owing to the Vendor under this Agreement (save for the Initial Consideration) or any agreement entered into pursuant to the terms of this Agreement; and

      (b) if no amounts are owing to the Vendor under this Agreement, or any agreement entered into pursuant to the terms of this Agreement, at the date the amount is agreed, to retain 100% of the Distributions that may be paid by the Company to the Purchaser from time to time until it shall have retained an amount of Distributions equal to such agreed amount, and the amount so retained under this clause 16.8 shall pro tanto satisfy the liability concerned.

16.9 An amount shall be regarded as agreed for the purposes of clause 16.8 if either:

      (a) the Purchaser and the Vendor (or their respective solicitors) shall so agree in writing, such agreement not to be unreasonably withheld or delayed following oral agreement between the parties; or

      (b)   a court has awarded judgement in respect of the claim.

16.10 Except as provided in clauses 16.8 and 16.9, the Purchaser shall have no right of set off against the Vendor in respect of, and it shall pay in full all amounts due to the Vendor and the Contingent Deferred Consideration without any deduction, withholding or counterclaim whatsoever, save where any deduction or withholding is required by English law.

16.11 This Agreement, and the documents referred to in it, constitute the entire agreement and understanding of the parties and supersede any previous agreements between the parties relating to the subject matter of this Agreement or the subject matter of the documents referred to in it.

17.   Interest

      If any party defaults in the payment when due of any sum payable under this Agreement or the Tax Deed (whether determined by agreement or pursuant to an order of a court or otherwise) interest shall be payable by that party on such sum from the date when such payment is due until the date of actual payment (as well after as before judgement) at a rate per annum of three per cent above the base rate from time to time of National Westminster Bank Plc. Such interest shall accrue from day to day on the basis of the actual number of days elapsed and a 365-day year and shall be payable on demand and compounded monthly.

18.   Payments

18.1 Subject to the provisions of clause 16.8, all payments to be made by either the Purchaser or the Vendor under this Agreement shall be made free from any deduction or withholding and without any set-off or counterclaim save as may be required by law. If any deductions or withholdings are required by law the payer shall (except in the case of interest payable under clause 17) be obliged to pay to the payee such additional amount as will result in the receipt by the payee of a net amount equal to what it would have been entitled to receive in the absence of the requirement to make a deduction or withholding.

18.2 If any Tax Authority charges to Taxation any sum payable under this Agreement (except in the case of interest payable under clause 17 and ignoring any reliefs available to the payee) then the amount payable shall be grossed up by such amount as will ensure that after payment of the Taxation so charged (or which would have been so charged if any reliefs available to the payee were ignored) there shall be left a sum equal to the amount that would otherwise be payable under this Agreement.

19.   Assignment

19.1 A party may not assign, transfer or sub-contract or purport to assign, transfer or sub-contract (whether at law or in equity) any right or obligation under this Agreement or the Tax Deed except that all (but not some only) of the provisions of this Agreement (including the benefit of the Warranties) and of the Tax Deed may be assigned or transferred:

      (a) by the Purchaser or its permitted assigns to a member of the Purchaser's Group; or

      (b) by the Vendor to JP Morgan Chase Bank as the agent bank acting on behalf of the Bank Consortium and JP Morgan Chase Bank may only assign or transfer the benefit of all or any part of the provisions of this Agreement and/or the Tax Deed to any other party with the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed) (but such assignment or transfer shall not extent to such amount of the Contingent Deferred Consideration (if any) as the Vendor requires to meet the costs of its winding up), but only if such transfer does not result in any increase in liability to the non-assigning party.

20.   Counterparts

      This Agreement may be executed in any number of counterparts each of which when executed shall be an original but all the counterparts shall together constitute one and the same agreement.

21.   Notices

21.1 Any notice or other communication given under this Agreement shall be in writing and shall be delivered personally or sent by first class pre-paid recorded delivery or registered post or by fax to the parties' respective registered offices or other addresses set out in this Agreement or as otherwise notified by them from time to time (in accordance with the provisions of this clause).

21.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

      (a) if delivered personally, when left at the address referred to in clause 21.1;

      (b)   if sent by post, two Business Days from the date of posting; and

      (c)   if sent by fax, on completion of its transmission.

21.3 In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the fax was transmitted to the fax number of the relevant party.

22.   Governing law and jurisdiction

22.1 This Agreement shall be governed by and construed in accordance with English law.

22.2 The parties irrevocably agree to submit to the non-exclusive jurisdiction of the courts of England to settle any disputes which may arise out of or in connection with this Agreement and agree that this Agreement may be enforced in any court of competent jurisdiction

                                   Schedule 1
                                   The Company

1.    Registered number:              2494812

2.    Date of incorporation:          23 April 1990

3.    Place of incorporation:         England & Wales

4.    Authorised share capital:       (pound)75,000,000 divided into 75,000,000
                                      ordinary shares of (pound)1 each

5.    Issued share capital:           75,000,000 ordinary shares of(pound)1 each

6.    Registered office:              2 Minster Court, Mincing Lane, London
                                      EC3R 7FL

7.    Principal business address:     as above

8.    Directors:                      Robert Demichele, James Giordano, Alan
                                      Hunte, David Prince, Paul Tester, Michael
                                      Watson and Stephen Wilcox

9.    Secretary:                      Kevin Ryan

10.   Accounting reference date:      31 December

11.   Auditors:                       PricewaterhouseCoopers LLP

12.   Tax residence:                  United Kingdom

13.   Tax district and reference
      number:                         City Large Business Office 51770 01692

14.   VAT registration number:        577653102

15.   Charges:                        Barclays Bank Plc fixed charge created 21
                                      December 1994

                                   Schedule 2
                                 The Warranties
                                Part A - General

1.    Capacity and information

1.1 The Vendor has full power and authority and has taken all action necessary to enter into, deliver and perform this Agreement and the documents to be delivered by the Vendor at Completion and to sell and transfer all the Shares to the Purchaser on the terms of this Agreement without the consent of any third party.

1.2 The obligations of the Vendor under this Agreement and the documents to be executed by the Vendor at Completion are, or will when executed constitute, valid and binding obligations enforceable in accordance with their terms.

2.    Accuracy of information

      The information given by, or on behalf of, the Vendor to the Purchaser prior to and during the negotiation of this Agreement taken as a whole was when given complete and accurate and not misleading in relation to the business of the Company taken as a whole.

3.    The Company

3.1 The Company is duly incorporated and validly existing under the laws of England and Wales.

3.2   The particulars relating to the Company set out in the recitals and
      Schedule 1 are true and accurate.

3.3   The Company does not have a subsidiary or subsidiary undertaking.

3.4   The Company does not control or manage any other company or business.

3.5 The Company is not, nor has it ever been or agreed to become, the registered holder or beneficial owner of any share or loan capital in any company.

3.6 The Company does not use any name other than its corporate name for any purpose.

3.7 The Company does not have any directors, shadow directors or alternate or associate directors other than the persons listed in Schedule 1.

3.8 The Company has at all times carried on its business in all respects in accordance with its memorandum and articles of association for the time being in force.

3.9 All dividends or other distributions declared, made or paid by the Company have been declared, made or paid in accordance with its memorandum and articles of association and the Act.

3.10 No power of attorney has been granted by the Company which remains in force and no person, as agent or otherwise, is entitled or authorised to bind or commit the Company.

3.11 The Company has not at any time carried on any business other than that of an insurance and reinsurance company in the classes of business authorised by the FSA (or its predecessor regulatory authorities).

4.    Share capital

4.1 The Shares constitute the whole of the issued and allotted share capital of the Company and have been properly and validly allotted and issued and are fully paid or credited as fully paid.

4.2 There is no agreement or arrangement in force which provides (conditionally or otherwise) for the issue, allotment or transfer of any share or loan capital of the Company (including any option or right of pre-emption or any conversion or subscription right) and no person has claimed to be entitled to any right or benefit in relation to the unissued share capital of the Company.

5.    The Accounts

5.1 The Accounts have been prepared in accordance with all applicable legislation and in accordance with accounting standards, principles and practices generally accepted in the United Kingdom and the bases and accounting policies adopted for the purposes of preparing the Accounts are consistent with those adopted in preparing the audited accounts for the previous three financial periods apart from changes required to conform to current FRS.

5.2 The Accounts to the extent required by the Act and any relevant FRS give a true and fair view of the assets, liabilities and state of affairs of the Company at the Accounts Date and its profits or losses for the financial year ended on the Accounts Date.

5.3   There were no proposed capital commitments as at the Accounts Date.

5.4 The Company's accounting records are in its possession or under its control, and have been maintained as required by section 221 of the Act.

6.    The Management Accounts

6.1 The Management Accounts were prepared in good faith and in all material aspects in accordance with accounting policies and principles consistent with those used in preparing the Accounts.

7.    Changes since the Accounts Date

7.1   Since the Accounts Date:

      (a) the business of the Company has been operated in the ordinary course for an insurance company in run-off as regards the nature, scope and manner of carrying it on, without any material interruption or alteration and so as to maintain it as a going concern;

      (b) there has been no material adverse change in the financial or trading position or prospects or turnover of the Company;

      (c) there has been no material reduction in the net assets of the Company;

      (d) no resolution has been passed by the members (or any class of members) of the Company;

      (e) no dividend or other distribution has been declared, made or paid by the Company except as provided in the Accounts;

      (f) the Company has not made or agreed to make any capital expenditure or incurred or agreed to incur any capital commitments, in each case in excess of (pound)5,000 in aggregate;

      (g) the Company has not acquired or disposed of, or agreed to acquire or dispose of, any asset other than in the ordinary course of its business;

      (h) the Company has not repaid or become liable to repay any loan or indebtedness in advance of its stated maturity;

      (i) the Company has not created, allotted, issued, acquired, repaid or redeemed share or loan capital or made any agreement or obligation to do so;

      (j) the Company has not entered into any transaction or assumed or incurred any Liabilities or made any payment not provided for in the Accounts, in either case in excess of (pound)5,000, other than in the ordinary course of its business; and

      (k) the Company has not made or received any surrender relating to group relief or the benefit of advanced corporation tax.

7.2 Details of all claims under any insurance or reinsurance agreements to which the Company is a party in excess of(pound)25,000 which have been received by the Company since the Accounts Date have been Disclosed.

7.3 The Company has not since the Accounts Date become a party to any service agreement, contract of employment, consultancy agreement or arrangement in respect of the provision of services from individuals.

7.4 The Company has no interest in, or liability in respect of, any freehold or leasehold property or any interest of any kind in real property.

8.    Debts

8.1 No amount included in the Management Accounts has, except where an appropriate provision has been made, been written off nor has any debt been released on terms that the debtor has paid less than the full book value of his debt. All debtors over 12 weeks have been Disclosed.

9.    Returns and records

9.1 The register of members and other statutory books of the Company have been properly kept and contain a complete and accurate record of all matters with which they should deal and there has been no notice of any proceedings to correct or rectify any of the statutory books.

9.2 The copy of the memorandum and articles of association of the Company attached to the Disclosure Letter is complete and accurate in all respects and has embodied in it or annexed to it a copy of each resolution referred to in section 380 of the Act.

9.3 All returns and resolutions required to be filed by the Company with the Registrar of Companies and the Financial Services Authority have been accurately prepared and filed.

9.4 All charges in favour of the Company have (if appropriate) been registered in accordance with Part XII of the Act.

9.5 The Company has in its possession all documents relating to the title to its material assets, an executed copy of all subsisting written agreements to which it is a party which are in force and are material.

10.   Assets

      The Company is the sole owner free from all Encumbrances, hire or hire purchase agreements, of all tangible assets included in the Management Accounts or acquired since 31 July 2003, or which it uses in the business and the Company has not agreed to create or grant any Encumbrance over such assets.

11.   Finance and borrowings

11.1 Full details of all money borrowed by the Company and all debentures, acceptance lines, overdraft facilities, loans and other financial facilities outstanding or available to the Company are contained in the Disclosure Letter.

11.2 The total amount borrowed by the Company does not exceed any limitations on its borrowing powers contained in its articles of association or in any debenture or other deed, instrument, agreement or document to which the Company is a party and the amount borrowed by the Company from its bankers does not exceed the overdraft facility.

11.3 The Company has no outstanding loan capital, nor has it agreed to create or issue any loan capital; nor has it factored any of its debts or engaged in financing of a type which would not have to be shown or reflected in the Accounts or the Management Accounts or borrowed any money which it has not repaid (save for borrowings not exceeding the amounts shown in the Management Accounts).

11.4 The Company has not received notice (whether formal or informal) which remains outstanding from any lenders requiring repayment or intimating the enforcement of any security the lender may hold over any of the Company's assets and so far as the Vendor is aware there are no circumstances likely to give rise to any such notice.

12.   Guarantees and indemnities

12.1 Other than guarantees issued in the ordinary course of the Company's business of writing insurance policies, there are no guarantees or indemnities (whether secured or unsecured) given by the Company in respect of which obligations or liabilities are still outstanding.

12.2 No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person.

13.   Loans by and debts due to the Company

13.1 The Company has not lent any money which has not been repaid to it, nor does the Company own the benefit of any debt (whether or not due for payment) other than debts which have arisen in the ordinary course of business which will not be discharged as at Completion.

13.2 The amounts owed by the Company to the Vendor and its Associates at the date of this Agreement and the amounts owed by the Vendor and its Associates to the Company are set out in Schedule 10.

14.   Undisclosed Liabilities

      Save for liabilities which on normal accounting principles would have appeared in the Accounts, the Company has no Liabilities other than liabilities disclosed or provided for in the Accounts or the Management Accounts or liabilities incurred in the ordinary course of business since the date up to which the Management Accounts were prepared.

15.   Effect of sale

15.1 Compliance with the terms of this Agreement and the documents to be executed by the Vendor at Completion does not and will not:

      (a) breach, or constitute a default under any provision of any agreement or instrument to which the Company is a party;

      (b) breach any provision of the memorandum or articles of association of the Company;

      (c) relieve any person from any obligation (which would be adverse to the Company) or enable any person to terminate any agreement under which rights or benefits are enjoyed by the Company; or

      (d) cause any Encumbrance over any asset of the Company to crystallise or become enforceable or any present or future indebtedness of the Company to become due and payable prior to its stated maturity.

16.   Investments

      All the Investments of the Company are investments of the type and duration listed in Schedule 4.

                               Part B - Commercial

1.    Contracts

1.1 The Company is not a party to any agreement, contract, transaction, arrangement or liability which:

      (a) is of an unusual or abnormal nature or outside the ordinary course of business of the Company;

      (b)   is for a fixed term of more than twelve months;

      (c) is unlikely to have been fully performed, in accordance with its terms, more than twelve months after the date on which it was entered into or undertaken (other than any long term contract of insurance or agreement relating to the use of Intellectual Property);

      (d)   is not on an arm's length basis on normal commercial terms;

      (e) is incapable of termination by the Company in accordance with its terms on 60 days' notice or less;

      (f) involves payment by it of amounts determined by reference to fluctuations in the index of retail prices or any other index or in the rate of exchange for any currency;

      (g) involves an aggregate outstanding expenditure by it of more than (pound)10,000;

      (h) is a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment; or

      (i) is an agreement for the supply of services (other than gas, water or electricity).

1.2 The Company is not a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or any agreement or material arrangement (other than any agreement relating to any Intellectual Property) which in any way restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit.

1.3 The Company is not, nor has it agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association and it is not, nor has it agreed to become, a party to any agreement or arrangement for sharing commissions or other income.

2.    Default under agreements

2.1 So far as the Vendor is aware, the Company is not in default under any material agreement, arrangement or undertaking to which it is a party or in respect of any other obligations or restrictions binding upon it and TMS is not in default under the Lloyd's Licence.

2.2 The Vendor is not aware of the invalidity or grounds for rescission, avoidance or termination of:

      (a)   any agreement or other transaction to which the Company is a party;
            or

      (b)   the Lloyd's Licence;

      and so far as the Vendor is aware, the Company has not received notice of any intention to terminate, repudiate or disclaim any agreement or other transaction and TMS has not received notice of any intention to terminate, repudiate or disclaim the Lloyd's Licence.

2.3   So far as the Vendor is aware, no party to:

      (a)   any agreement with the Company; or

      (b)   the Lloyd's Licence,
      is in material breach of the same and there are no circumstances likely to give rise to a material breach.

3.    Outstanding offers

      Save for offers or tenders relating to the Company in the ordinary course of its business, no offer (including an offer of employment) or tender is outstanding which is capable of giving rise to a contract by acceptance or some other unilateral act of a third party.

4.    Insider arrangements

4.1 The Company is not, and has not at any time during the last three years been, a party to any contract or arrangement in which the Vendor or any director or former director of the Company (insofar as they would be required to be disclosed pursuant to section 317 of the Act), or any Associate of any of them, is or was, directly or indirectly, interested.

4.2 There is no outstanding indebtedness of the Vendor or any Associate of the Vendor to the Company or of the Company to the Vendor or any Associate of the Vendor which will not be discharged at the date of Completion.

5.    Conduct of business and compliance

5.1 So far as the Vendor is aware, the Company is carrying on its business and dealing with its assets in all respects in accordance with applicable laws, regulations and administrative requirements in the jurisdiction in which it conducts business.

5.2 The Company has not received notice that it or any of its officers is in breach of or has failed to comply with any statutes or binding regulations applying to or affecting the business or activities of the Company.

5.3 The Company has obtained all licences, permits and consents from any regulatory authority or body required for the lawful conduct of its business and all those licences, permits and consents so far as the Vendor is aware are valid and in full force and effect.

5.4 So far as the Vendor is aware, the Company is not in breach of any of the terms or conditions of any of the licences, permits or consents and no regulatory authority has notified the Vendor of circumstances that have arisen which entitle any regulatory authority to suspend, cancel, modify or revoke any of them.

5.5 The Company has not received any written notice to the effect that there are any investigations being made by or on behalf of any governmental or other regulatory body in respect of the affairs of any alleged material wrong doing by the Company and so far as the Vendor is aware none have been threatened.

6.    Computer records and data protection

6.1 All the records and systems (including but not limited to the Hardware and Software), and data and information (including but not limited to Personal Data and Management Data) of the Company and TMS are recorded, stored, maintained or operated or otherwise held by the Company or TMS and are not wholly or partly dependent on any facilities or means (including any electronic, mechanical or photographic process, computerised or otherwise) which are not under the exclusive ownership and control of the Company or TMS as appropriate.

6.2 Both the Company and TMS are duly registered as data controllers under the Data Protection Act 1998 for all purposes for which notification is required in respect of the businesses of the Company and TMS; such notifications are up to date; and accurate and complete particulars of the relevant notifications are set out in the Disclosure Letter.

6.3 No other member of the Vendor's Group is a data controller in respect of the business of the Company or TMS for the purposes of the Data Protection Act 1998.

6.4 The Company and TMS have complied with all relevant requirements of the Data Protection Act 1984 at all times while the Act was in force and have complied with all relevant requirements of the Data Protection Act 1998 since the later Act came into force.

6.5 Neither the Company nor TMS have received a notice (including, without limitation, any information or enforcement notice), letter or complaint from the Information Commissioner alleging breach by either company of the Data Protection Act 1984 or the Data Protection Act 1998.

6.6 There are no unsatisfied requests made to the Company or TMS by data subjects in respect of personal data held by the Company and/or TMS, nor any outstanding applications for rectification or erasure of personal data which have not been addressed by the Company or TMS (as appropriate).

6.7 No individual has been awarded compensation from the Company or TMS under the Data Protection Act 1984 or the Data Protection Act 1998. No claim for such compensation is outstanding.

6.8 So far as the Vendor is aware, no order has been made against the Company or TMS for the rectification, blocking, erasure or destruction of any data under the Data Protection Act 1984 or the Data Protection Act 1998.

6.9 So far as the Vendor is aware, no warrant has been issued under schedule 4 of the Data Protection Act 1984 or schedule 9 of the Data Protection Act 1998 authorising the Data Protection Commissioner (or any of her officers or servants) to enter any of the premises of the Company or TMS (as appropriate).

7.    Litigation

7.1 Other than claims in the ordinary course of business under contracts of insurance where the Company's liabilities as insurer are likely to be no more than (pound)100,000 per claim and collection of debts not exceeding (pound)5,000, the Company is not a party to, or involved in, any litigation, arbitration, prosecution, administrative or other legal proceedings.

7.2 Other than claims in the ordinary course of business under contracts of insurance where the Company's liabilities as insurer are likely to be no more than (pound)100,000, there are no litigation, arbitration, prosecution, administrative or other legal proceedings in any jurisdiction (whether criminal or civil) threatened against the Company or any person for whose acts or defaults the Company may be vicariously liable or in respect of which the Company is liable to indemnify any party concerned.

7.3 All litigation under contracts of insurance has been reserved in accordance with the Company's usual reserving policy.

7.4 There is no dispute with any regulatory body or with any revenue or other official government department in relation to the business or affairs of the Company and as far as the Vendor is aware there are no facts which may give rise to any dispute.

7.5 There is no outstanding judgement order, decree, arbitral award or decision of a court tribunal, arbitrator, regulatory body or government agency in any jurisdiction in connection with the Company's business against the Company or a person for whose acts or defaults the Company is vicariously liable.

7.6 The Company is not bound by any undertaking or assurance given to any court, regulatory authority or governmental agency or body.

8.    Insolvency

8.1 No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company or for an administration order in respect of the Company.

8.2 No distress, execution or other process has been levied in respect of any asset of the Company which remains undischarged.

8.3 No administrative or other receiver has been appointed over the whole or any part of the assets or business of the Company.

8.4 No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company. No compromise or arrangement has been proposed, agreed to or sanctioned under section 425 of the Act in respect of the Company.

8.5 The Company has not stopped payment of its debts as they fall due nor is it insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

9.    Insurance

9.1 The Company is and has been at all material times fully covered by valid insurance against the normal risks for the type of business carried on and assets and stock in trade owned or used by it (including adequate insurance for the full reinstatement value of such business, assets and stock in trade and against loss of profit but excluding risks arising from its activities as an insurance provider ("Relevant Insurance")).

9.2 Full details of all Relevant Insurance policies effected by the Company are contained in the Disclosure Letter. So far as the Vendor is aware, those policies are in full force and effect and nothing has been done, or omitted to be done, which could make any policy void or voidable.

9.3 No claim is outstanding under any Relevant Insurance policy and so far as the Vendor is aware no circumstance has arisen which at the date of this Agreement would entitle the Company to make a claim under a Relevant Insurance policy.

10.   Commissions

      No person is entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the sale of the Shares to the Purchaser.

                                Part C - Taxation

1.    General

1.1   Records, notices and returns

      The Company has in all material respects maintained all records and, within applicable time limits, made all returns and provided all information required for Tax purposes and has complied with all notices served on it and any other requirements lawfully made of it by any Tax Authority. All returns of the Company have been made on a proper basis and were, when submitted, correct and no such return is, or so far as the Vendor is aware is likely to be, the subject of any dispute with any Tax Authority.

1.2   Payment of Tax due

      The Company has duly and punctually paid all Tax which it has become liable to pay and is not, and has not within six years prior to the date hereof been, liable to pay any penalty, fine, surcharge or interest in connection with Tax.

1.3   Deductions and withholdings of Tax

      The Company has within six years prior to the date hereof deducted or withheld all Tax which it has been obliged by law to deduct or withhold from payments made by it and has properly accounted to the relevant Tax Authority for all amounts so deducted or withheld.

1.4   PAYE

      In the six years prior to the date hereof, the Company has in all material respects operated the Pay-As-You-Earn system (including in relation to national insurance contributions) accurately and correctly and has complied in all material respects with all reporting obligations in connection with benefits provided (whether by the Company or by any other person) for directors, other officers and employees of the Company.


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

1.5   Investigations

      The Company has not in the six years prior to the date hereof been subject to any audit, investigation, discovery or access order by any Tax Authority and the Company has not received any communication from any Tax Authority from which it appears likely that an audit, investigation, discovery or access order will be made.

1.6   Calculation of Tax liability

      The Company has sufficient records to calculate the Tax liability or relief which would arise on a disposal or on the realisation of each asset owned by it at the Accounts Date or acquired by the Company since the Accounts Date but before the date hereof.

1.7   Claims, disclaimers and elections

      The Company has duly made and submitted all claims, disclaimers and elections and given all notices and consents assumed to have been made, submitted or given for the purposes of the Accounts .

1.8   Concessions and arrangements

      The amount of Tax chargeable on the Company during any accounting period ending on or within six years of the Accounts Date has not depended upon any concession, agreement or other formal or informal arrangement with any Tax Authority.

1.9   Treasury consents

      (a) The Company has not without the prior consent of HM Treasury done or been a party to the doing of any act which amounted to or resulted in or formed part of a series of acts which together resulted in or amounted to or will amount to or result in a transaction which would be unlawful under section 765 of ICTA in the absence of such consent.

      (b) The Company has complied in all respects with the requirements of section

      765A(2) of the ICTA (supply of information on movement of capital between residents of member states) and any regulations made or notice given thereunder.

1.10  Residence

      The Company is and has at all times been resident for Tax purposes only in the jurisdiction in which it is incorporated.

2.    Non-arm's length transactions

2.1   Transfer pricing

2.2 The Company has retained documents and other evidence demonstrating that the terms of or the provisions made by means of or imposed by all transactions, agreements and arrangements to which the Company is or has been a party and in respect of which sections 770 to 773 of or Schedule 28AA to ICTA might otherwise apply are such as would have been made between independent enterprises and the nature, form and content of such documents and other evidence complies with all relevant legislative provisions and Inland Revenue guidelines.

3.    Chargeable gains

3.1   De-grouping

      Neither the execution of this Agreement nor the performance of any obligation contained herein nor the satisfaction of any condition to which this Agreement is subject nor any other event occurring since the Accounts Date will result in any chargeable asset being deemed to have been disposed of and reacquired by the Company under section 179 of the TCGA.

3.2   Notional transfers and reallocation of gain or loss within a group

      The Company has not joined in making, and has not incurred an obligation to join in making, any election under section 171A or section 179A of the TCGA.


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

3.3   Depreciating assets

      The Company has not made any claim under sections 152 or 153 of the TCGA to which section 154 of the TCGA applies in relation to any assets owned by the Company on or after the Accounts Date (except where the held-over gain is treated as having accrued before the Accounts Date).

4.    Capital allowances

4.1   Availability of allowances

      The Company retains sufficient records to such expenditure to allow all expenditure incurred by the Company (or in respect of which the Company has any subsisting commitment) on the provision of buildings, structures, qualifying, hotels, machinery or plant which has qualified or may qualify (if not deductible as a trading expense of the Company) for an industrial buildings allowances, first year allowances or writing down allowances (as the case may be) under the CAA to be the subject of a claim for such allowances.

5.    Distributions

5.1   Issue of securities

      The Company has not issued or agreed to issue securities (as defined by section 254(1) of ICTA) in respect of which the payment of interest falls to be treated as a distribution under either sections 209(2)(d), 209(2)(da) or 209(2)(e) of ICTA.

5.2   Repayments of share capital

      The Company has not made or agreed to make a repayment of share capital to which section 210 of ICTA applies nor issued or agreed to issue share capital as paid up other than by the receipt of new consideration within the meaning of Part VI of ICTA.

5.3   Demergers

      The Company has not been concerned in any exempt distribution as defined by section 213(2) of ICTA nor has it received a chargeable payment connected with an exempt distribution for the purposes of section 214 of ICTA.

6.    Intangible fixed assets

6.1   Basis of computation

      Gains and losses in respect of all intangible fixed assets (as defined for the purposes of Schedule 29 to the FA 2002):

      (a)   which are or have at any time been held by the Company, and

      (b) to which the provisions of Schedule 29 to the FA 2002 apply or may apply,

      are and have at all times been computed in accordance with generally accepted accounting practice (as defined by section 836A of the ICTA).

6.2   Election for fixed-rate basis

      The Company has not made an election under paragraph 10 of Schedule 29 to the FA 2002 in respect of any intangible fixed asset (as defined for the purposes of that Schedule).

6.3   De-grouping

      Neither the execution nor the performance of, nor any action taken in pursuance of, this Agreement, nor the satisfaction of any condition to which this Agreement is subject, nor any other event, transaction, act or omission since the Accounts Date will result in any asset of the Company being deemed to have been disposed of and reacquired under paragraph 58 of
      Schedule 29 to the FA 2002.

6.4   Reallocation of de-grouping charge within a group

      The Company has not joined in making, and has not incurred an obligation to join in making, any election under paragraph 66 of Schedule 29 to the FA 2002.

7.    Financial instruments

7.1   Basis of accounting

      All profits and losses on all qualifying contracts which are or at any time have been held by the Company have been computed on an accruals basis which satisfies the requirements of section 156 of the FA 1994.

8.    Derivative contracts

8.1   Basis of accounting

      All profits and losses on all derivative contracts (as defined by Schedule 26 to the FA 2002) which are or at any time have been held by the Company and to which the provisions of that Schedule have applied or may apply, are and have at all times been computed on an accruals basis of accounting which is treated as authorised for the purposes of that Schedule.

9.    Loan relationships

9.1   Basis of computation

      In respect of every loan relationship (as defined by section 81 of the FA
      1996) to which the Company is or has been a party the Company has used in its statutory accounts an accruals basis of accounting which is an authorised accounting method for the purposes of Chapter II of Part IV of that Act and has used that method consistently and without variation for all relevant accounting periods.

10.   Group Matters

10.1  Group relief, consortium relief, ACT and Tax refunds

      The Company has complied with the terms of all arrangements and agreements relating to the surrender of:

      (a)   group relief (as defined by section 402 of ICTA);

      (b) the benefit of any advance corporation tax under section 240 of ICTA; or

      (c)   Tax refund under section 102 of the FA 1989

      made within six years prior to the date hereof to which it has been a party and has made and filed all claims and elections relating to such arrangements within the appropriate time limit.

10.2  Liability to make payment

      The Company has no outstanding liability to make any payment in respect of the surrender of: any group relief; any Tax refund; or the benefit of any advance corporation tax and any such payments made are not liable to be refunded in whole or in part.

10.3  Receipt of payment

      The Company has received all payments due to it under any arrangement or agreement for the surrender of: any group relief; any Tax refund; or the benefit of any advance corporation tax and such payments are not liable to be refunded in whole or in part.

10.4  Group income elections

      The Disclosure Letter contains details of all group income elections made by the Company under section 247 of ICTA within six years prior to the date hereof. The Company has not paid any dividend without advance corporation tax or made any payment without deduction of income tax in the circumstances specified in section 247(6) and no assessment has been made on the Company in respect of advance corporation tax which ought to have been paid or income tax which ought to have been deducted.

11.   Close companies

11.1  Close company status

      The Company is not and has not at any time within the six years prior to the date hereof been a close company within the meaning of sections 414 and 415 of the ICTA.

12.   VAT and duties

12.1  Registration records, returns and payments

      The Company:

      (a)   is a taxable person duly registered for the purposes of VATA;

      (b) has in all material respects complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, has submitted accurate returns and the Company maintains all material records, invoices and other documents appropriate or required for the purposes of the VATA;

      (c) has duly paid on a timely basis and full and proper provision has been made in the Accounts for all amounts of VAT for which the Company is liable.

12.2  Security

      The Company has not within the six years prior to the date hereof been required to give security under paragraph 4 of Schedule 11 to the VATA.

12.3  Payments on account

      The Company is not under a duty to make payments on account of VAT pursuant to any order may under section 28 of the VATA.


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

12.4  VAT groups

      The Company is not and has not within the six years prior to the date hereof been a member of any group of companies for the purpose of section 43 of the VATA and no act or transaction has been effected in consequence of which the Company is or may be held liable for any VAT arising from supplies made by another Company and no direction has been given under
      Schedule 9A of the VATA as a result of which the Company would be treated as a member of a group for the purposes of the VATA.

12.5  Penalties

      The Company is not and has not within six years prior to the date hereof been liable to a penalty under section 63 of the VATA.

12.6  Capital goods scheme

      The Company does not own any asset which is a capital item, the input tax on which may be subject to adjustment in accordance with Part XV of the Value Added Tax Regulations 1995.

12.7  Elections to waive exemption

      (a) Neither the Company, nor any company of which the Company is a relevant associate (as defined by paragraph 3(7) of Schedule 10 to the VATA) has elected to waive exemption under paragraph 2 Schedule 10 in relation to any land except disclosed in the Disclosure Letter and:

            (i) neither the Company nor any relevant associate has any obligation to elect to waive exemption in respect of any land;

            (ii) all things necessary for each election disclosed in Disclosure Letter to have effect have been done and in particular any notifications and information required by paragraph 3(6) of
                  Schedule 10 has been given and any permission required by paragraph 3(9) of Schedule 10 have been properly obtained;

            (iii) no election to waive exemption which has been made by the
                  Company or any relevant associate has been disapplied or rendered in effective by the operation of paragraph 2(3AA) of
                  Schedule 10.

      (b) Neither the Company nor the Vendor has received a notice that the grant to the Company of an interest in or right over land or of a licence to occupy land will not be an exempt supply by reason of an election made under paragraph 2 of Schedule 10 to the VATA.

13.   Stamp duty and stamp duty reserve tax

13.1  Documents duly stamped and stamp duty reserve tax paid

      (a) All documents on which the Company must rely in order to enforce any right have been duly stamped;

      (b) The Company has duly paid all stamp duty reserve tax for which it has at any time been liable.

13.2  Claims for relief

      The Company has not within 3 years prior to the date hereof made any claim for relief or exemption under section 42 of the FA 1930, sections 75, 76 or 77 of the FA 1986 or section 151 of the FA 1995.

14.   Overseas elements

14.1  Liability to foreign Tax

      The Company will not at Completion have any liability for any Tax outside the United Kingdom.


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

 Part D - Intellectual Property, Confidential Information, Hardware and Software

1.    Intellectual Property

1.1 The Company is the sole unencumbered legal and beneficial owner and, where registered, the sole registered proprietor of all the Company Intellectual Property, capable of transferring the same with full title guarantee, save for those of which it is licensee as are set out in detail in the Disclosure Letter.

1.2 The Company Intellectual Property comprises all Intellectual Property necessary for the Purchaser to carry on the business of the Company and TMS in materially the same manner as carried on at the date of this Agreement.

1.3 All of the Company Intellectual Property which is owned by the Company is valid and enforceable, not restricted in any way and, as far as the Vendor is aware, is not being infringed by any third party.

1.4   Neither TMS nor the Company have any registered Intellectual Property.

1.5 No claims have been received by the Company or TMS for infringement of any Intellectual Property used (or which has been used) by the Company or TMS.

2.    Confidential Information

2.1 Neither TMS nor the Company use any processes and is not engaged in any activities which involve the misuse of any confidential information belonging to any third party.

2.2 The Vendor is not aware of any misuse by any person of any of the Company's Confidential Information.


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

2.3 Neither TMS nor the Company have disclosed to any person any of its Confidential Information except where such disclosure was disclosed to any of its professional advisers, or required to be disclosed by law or any regulatory authority, or was properly made in the normal course of the Company's and/or TMS's business or was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information.

2.4 Confidential Information used by the Company and TMS is kept confidential and the Company and TMS operate and comply with procedures maintained to preserve confidentiality.

3.    Hardware and Software

3.1 So far as the Vendor is aware, the Company and TMS have in force maintenance contracts for all material items of Hardware (including operating systems) and software support contracts for all material items of Software.

3.2 So far as the Vendor is aware, neither TMS nor the Company suffered any failures or breakdowns of or bugs in the Hardware or Software during the year preceding the date of this Agreement which resulted in any material interruption to the operation of the business of the Company or TMS.

3.3 So far as the Vendor is aware, the Company and TMS have operated and used the Hardware in accordance with the manufacturers' recommendations including any recommendations as to environmental conditions and power supply.

3.4 So far as the Vendor is aware, all material Software (including programs and data held on silicon chips, disks and any other media, manuals and operator guides) is either owned by the Company or TMS or held by either the Company or TMS on licence the terms of which have been disclosed in the Disclosure Letter.

3.5 So far as the Vendor is aware, together, the Company and TMS own and have access to all documents and information (including source codes and all working papers relating to such source codes) which are required to enable the Company and TMS to adapt, modify or improve the Software economically and have the right to make such adaptations, modifications or improvements without the consent of any third party.

3.6 So far as the Vendor is aware, both TMS and the Company have taken proper precautions to preserve the availability, confidentiality and integrity of the Hardware, Software and computer systems.

3.7 All material Software (including all programs and data in such Software) and all media on which such Software is stored are in working condition and so far as the Vendor is aware contain no programs or data which are either intended to or which have the effect of modifying, deleting or otherwise impairing such Software (or any of the programs or data in such Software) or any other programs or data which are either intended to or which have the effect of impairing any Hardware.

3.8 The Vendor is not aware of any case where unauthorised access to the Company's or TMS's computer systems has taken place, or where any of the Software or data in those computer systems has been modified without the Company's or TMS's (as appropriate) express authority or where fraud has been committed against the Company or TMS by use or abuse of either company's computer systems whether alone or in conjunction with any third party.

3.9 So far as the Vendor is aware, neither TMS nor the Company is in any dispute with any person relating to the Company's or TMS's computer systems or any element of them, including without limitation, to any proprietary or other rights in any of the Software and/or Hardware.

                                   Schedule 3
              Management and Reporting Requirements of the Company

                            Management of the Company

Part 1 : Purchaser's Undertakings

1.1 Notwithstanding the provisions of the Management Agreement, the Vendor and the Purchaser agree that the Company shall be managed in accordance with the provisions of this Schedule from Completion until the Final Payment Date.

1.2 The Purchaser shall not, except as permitted by paragraph 1.4 below, without the prior consent of the Vendor until the Final Payment Date, permit the Company to do any of the following:

      (a) carry on any business or activity other than the completion of the run-off of the Company's insurance business which exists as at the date of this Agreement;

      (b) acquire any other business or acquire or subscribe for shares in any other company;

      (c) make loans otherwise than on arm's length terms and strictly for the purpose of the business of, and for the benefit of, the Company;

      (d) save in the ordinary course of the Company's insurance and reinsurance business, provide security to borrow monies, save to the extent that such security provides that the liabilities so secured rank for payment behind the Contingent Deferred Consideration;

      (e) make any material change or allow any material change to be made to the Management Agreement that would lead to greater charges or fees to be payable by the Company or is otherwise adverse to the Company's interests;

      (f) cease to maintain the business of the Company at Completion as a separate operating entity;

      (g) dispose of all or any of or any interests in the shares of the Company;

      (h) transact any of its business otherwise than on commercially reasonable arm's length terms in the ordinary course of business and for its own benefit;

      (i) any action which is intended, directly or indirectly, artificially to reduce, inhibit or frustrate the profitability of the Company or artificially to defer its profits or accelerate its expenditure;

      (j) merge or amalgamate the business of the Company with any other company or business;

      (k) allow the Company to make any scrip dividends or otherwise capitalise its profits or reserves or carry out any redemption or purchase of shares or distribute assets to its shareholders except in the form of cash;

      (l) cease to carry on (other than pursuant to completion of the run off of the Company) or dispose of the whole or any material part of its assets or business whether to a third party or to any member of the Purchaser's Group (and whether by one transaction or a series of transactions); or

      (m) pass any resolution for the winding up or petition for the winding up or administration, enter into any voluntary arrangement or composition with its creditors or fail to discharge any distress, execution, sequestration or other process within 5 Business Days.

1.3   The Purchaser shall procure that until the Final Payment Date:

      (a) it shall not seek to impose upon the Company the adoption of policies in relation to the running of its business or operations which are likely to have an adverse effect on the profitability of the Company save as set out elsewhere in this Agreement; and

      (b) the Vendor shall have the right (but not the obligation) to nominate an Observer in respect of whom the provisions of Part 3 of this Schedule shall apply;

      (c) the Company shall not be required or prevented from trading or dealing with any particular person firm or company and the Purchaser shall not impose a requirement on the Company to buy or sell goods or to provide or receive services at any particular price other than to ensure that all trade and related transaction of the Company (including transactions between members of the Purchaser's Group) will be freely negotiated on arms' length terms;

      (d) it will comply with its obligations and procure that the Company and insofar as it is able, LCL shall comply with their obligations set out in the Deed of Undertaking; and

      (e) other than as provided for in the Management Agreement, no directors' fees or management, administrative, consultancy, commission or other charges or fees whatsoever are paid or become payable by the Company to any member, holding company, employee, director or officer of or former employee, director or office of the Purchaser's Group or to any employees, directors or officers of any members of the Purchaser, other than amounts agreed between the Vendor and the Purchaser for the Observer.

1.4 The restrictions in paragraphs 1.2 and 1.3 shall not apply (save where such event results from a breach or breaches by the Purchaser of its undertakings contained in this Schedule 3):

      (a) to the extent that the Company is in provisional liquidation, liquidation, company voluntary arrangement, or administration, administrative receivership or scheme or composition with its creditors; and

      (b) at the time that it enters such a procedure the Company is unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986; or

      (c) (in relation to paragraph 1.2(m) only) where the directors of the Company convene a meeting to pass a resolution for the winding up of the Company if the Company is unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986.

1.5 Notwithstanding any other provision in this Agreement the Purchaser undertakes to act in good faith towards the Vendor with regard to its interests in respect of the Contingent Deferred Consideration and subject to paragraph 1.4, the Purchaser shall use its reasonable endeavours to promote and support the Company's operations.

Part 2 : Further undertakings by the Purchaser

The Purchaser undertakes to the Vendor that it will use all reasonable endeavours to deliver to the Vendor (or the Vendor's representative if the Vendor also specifies) until the Final Payment Date:

2.1   a copy of the audited accounts of the Company, when filed at Companies
      House;

2.2 a copy of any independent actuarial statements prepared for the Company, within four days of the final statements being submitted to the Company;

2.3 a copy of any annual filings filed by the Company with the FSA, when submitted to the FSA; and

2.4 a copy of the annual management accounts for the Company detailing major expense items within four weeks of the end of the Company's financial year.

Part 3: The appointment and role of the Observer

3.1 The Observer and any replacement Observer shall be nominated by the Vendor and must be a knowledgeable financial insurance executive. Any such proposed appointment must be approved by the Purchaser, such approval not to be unreasonably withheld.

3.2 The Observer will act as a representative of the Vendor at board meetings of the Company and he shall be entitled to receive notice of all meetings, to attend and speak at such meetings, to receive copies of the minutes of such meetings and of all other papers and reports provided to the directors as part of the board documentation and to review any representations to be made to the FSA seeking approval for the making of Distributions. The Observer shall not be entitled to vote at any board meeting of the Company.

3.3 The Observer shall be paid a fee by the Company commensurate with his duties and obligations and the initial fee payable to the Observer shall be a maximum of (pound)20,000 per annum, payable quarterly in advance.

Part 4: Exit

4.1 The Purchaser shall use its best endeavours to achieve an Exit, subject to obtaining the Vendor's prior written consent, during the period prior to such date as is the fifteenth anniversary of Completion, and (to the extent that it has not already done so) shall effect an Exit promptly following such date as is the fifteenth anniversary of Completion.

4.2 Immediately prior to an Exit (as defined in paragraphs (i) and (ii) of the definition of Exit), the Purchaser shall set out details of the proposed sale or other disposal or dealing, specifying the shares or business affected and the proposed price of such sale or other disposal or dealing, in a dated notice to the Vendor (the "Exit Notice").

4.3 The Vendor shall, within ten Business Days of the date of the Exit Notice, notify the Purchaser if it wishes to purchase the shares or business affected by the Exit Notice at the price and on the terms specified in that notice ("Purchase Notice").

4.4   If the Purchaser:

      (d) receives a Purchase Notice under paragraph 4.3, it shall sell or dispose of or deal with the relevant shares or business to the Vendor; and

      (b) does not receive a Purchase Notice under paragraph 4.3 within ten Business Days of the date of the Exit Notice, the Purchaser may sell, dispose or deal with the relevant shares or business to a third party (including a member of the Purchaser's Group) on terms no less favourable than those set out in the Exit Notice.

4.5 Following a sale, disposal or dealing under paragraph 4.4(b) and on receipt of the price and after deduction of all expenses or costs (including legal costs), the Purchaser shall pay seventy-five per cent of the net sale proceeds (including any deferred elements) (in each case, if any) to the Vendor.

4.6   If the Purchaser shall enter into a scheme of arrangement under paragraph
      (iii) of the definition of Exit, on receipt of any net proceeds or final distribution (as the case may be) from such process once it has completed and all expenses or costs (including legal costs) have been paid, the Purchaser shall pay seventy-five per cent of such amount (if any) to the Vendor.

4.7 If the Purchaser shall pass a resolution or petition or enter into any voluntary arrangement under paragraph (iv) of the definition of Exit, on receipt of any net proceeds or final distribution (as the case may be) from such process once it has completed and all expenses or costs (including legal costs) have been paid, the Purchaser shall pay seventy-five per cent of such amount (if any) to the Vendor.

4.7 The Purchaser shall have no further obligations or liabilities whatsoever to the Vendor after completion of any of the procedures detailed in paragraph 4.1 save as set out in paragraphs 4.5 to 4.7.

                                   Schedule 4
                                   Investments

                                   Schedule 5
                              Management Agreement

                          MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT is made with effect from _________________ 2003 (the "Effective Date"), BY AND BETWEEN

Litigation Control Limited, a company incorporated in England under number 3681642 having its principal office at Thompson House, 3-6 Richmond Terrace, Blackburn, Lancashire BB1 7AU (hereinafter referred to as "LCL"); and

Trenwick International Limited, a company incorporated in England under number 2494812 having its principal office at 2 Minster Court, Mincing Lane, London EC3R 7FL (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, the Company desires to employ LCL to manage and perform all operational functions in relation to the operation and management of the Company's insurance and reinsurance business (such business to be referred to herein as the "Subject Business"); and

WHEREAS, LCL has the necessary knowledge, skills, infrastructure and facilities to provide such services and desires to provide such services in return for the remuneration provided herein.

NOW, THEREFORE, in consideration of their respective promises and covenants herein contained, LCL and the Company hereby agree as follows:

Clause 1: Appointment of LCL

1.1 The Company hereby appoints LCL to manage the operation and management of the Subject Business as more fully set forth herein (the "Management Services"), and LCL hereby accepts such appointment and undertakes and agrees to manage such business in good faith and diligently and upon the terms and conditions herein specified and subject to the following:

      1.1.1 LCL will act, in its performance of its duties hereunder on behalf of the Company, as a prudent person acting in good faith would act in the management of its own affairs, without any conflicting interest or promoting LCL's own interests. If a conflict of interest could arise in the performance by LCL of its duties hereunder (including, without limitation, between the Company and LCL) or the Company and a person for which LCL is acting as agent may have competing, conflicting or opposing interests, LCL will ensure that the Company will not be disadvantaged.


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

      1.1.2 It is understood that, save to the extent authority is delegated to LCL under this Agreement, the business and affairs of the Company shall be managed by the Board of directors of the Company, and, to the extent delegated by such Board, to the Company's appropriately designated officers.

1.2 It is understood that no legal interest or right whatsoever in the Records (as defined below) shall be transferred to LCL under the terms of this Agreement.

      1.2.1 "Records" means the books and records received or subsequently held by LCL in the performance of its duties under this Agreement, including, but not limited to, the Data.

      1.2.2 "Data" means all data of the Subject Business belonging to the Company which is processed or stored on the System.

      1.2.3 "System" means the computer systems on which the Subject Business is currently processed from time to time

Clause 2: Term and Termination

2.1 This Agreement shall commence on the Effective Date and shall remain effective and in force until the Exit. The Exit shall mean (i) a disposal of the entire issued share capital of the Company; (ii) a disposal of the whole or the material part of the Company's assets of business (whether by one transaction or a series of transactions), (iii) the approval of a compromise or arrangement in relation to the Company under section 425 of the Act, or (iv) the winding up of the Company following the passing of a resolution for the voluntary winding-up or a petition for the compulsory winding-up or administration of the Company, or following the appointment of a supervisor to the Company pursuant to any voluntary arrangement.

2.2 Without prejudice to any other right or remedy, either LCL or the Company may terminate this Agreement immediately by written notice to the other party, being LCL or the Company, as the case may be, if the other party:

      2.2.1 breaches any material term of this Agreement and, in the case of a breach which does not fall within Clause 2.2.2 and which is capable of remedy, fails to remedy such breach within ninety (90) days after receipt of a written notice requiring the breach to be remedied; or

      2.2.2 commits an act of fraud or gross or material and wilful misconduct.

      For the purpose of Clause 2.2.1, a breach shall be considered capable of remedy if the party in breach can comply with the relevant provision in all respects (other than as to the time of performance, provided that the delay in time is not materially prejudicial to the Company).

2.3 Termination of this Agreement shall, however, not relieve LCL or the Company of liability for the performance of any obligations imposed upon the said party during the


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

      effective period of this Agreement which have not been performed at the time of its termination.

2.4 Neither the right to terminate this Agreement given by this Clause 2 nor termination shall prejudice any other right or remedy, if any, of any party in respect of the breach concerned, or any other breach of this Agreement.

2.5 Without limiting the provisions of Clause 2.5, within thirty (30) days of the termination of this Agreement, the Company shall be entitled to require LCL to carry out one or more of the following: (a) deliver to the Company all the Records relating to the Subject Business, including any off-line storage and security copies of the Data; (b) store on magnetic, optical or other media all or any of the information then stored on-line relating to the Subject Business and to deliver such media to the Company;
      (c) make and deliver to the Company such print-outs of information relating to the Subject Business as the Company may reasonably require; provided, that all reasonable costs incurred by LCL in complying with its obligations under this Clause 2.6 are reimbursed by the Company to LCL in full upon demand. If this Agreement is terminated by the Company for any reason, LCL agrees to assist the Company in transferring the information referred to in this Clause 2.6 to a replacement service provider.

Clause 3: Duties of LCL

3.1 LCL represents and covenants that at all times during the effectiveness of this Agreement:

      3.1.1 it and any permitted affiliated company or third party appointed company which provide any of the services to be provided under this Agreement are and will be properly incorporated and subsisting under their relevant laws of incorporation;

      3.1.2 it has and will have all requisite corporate power and authority to enter into this Agreement on the terms described herein;

      3.1.3 it and any permitted affiliated company or third party appointed company have and will have the necessary knowledge, skills, facilities, licenses, and authorisations to provide such services;

      3.1.4 it shall inform the Board of Directors of the Company in the event that it or any permitted affiliated company or third party appointed company should represent any other party in a matter such as to give rise to an actual or potential conflict of interest in providing any material services to the Company; and further represents that, to the best of its knowledge, no such conflicts exist as of the Effective Date.

3.2 Without limiting LCL's obligations hereunder to supervise and manage the Subject Business in accordance with its status as a Financial Services Authority ("FSA") regulated insurer it shall perform the following services:


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

      3.2.1 provide all management functions as required by FSA for regulated entities, including ensuring that the controlled functions specified by FSA are discharged;

      3.2.2 provide all necessary office space and staff to manage the Subject Business;

      3.2.3 utilise the Company's existing underwriting, administrative and accounting computer systems, appropriate to the Subject Business, and, to the extent required, make such modifications and undertake such steps as may be necessary;

      3.2.4 provide all accounting services required for the purposes of the management of the Subject Business, including financial reporting in the form required by any regulatory authorities having jurisdiction over the Company (and to file on a timely basis such reports with such regulatory authorities in the form or forms prescribed by such regulatory authorities) and such financial reports as may reasonably be required by the shareholders of the Company;

      3.2.5 provide claims management services in respect of the Subject Business including but not limited to investigation of inwards claims, management of current third party providers, reporting of outwards claims, agreement settlement, compromise, payment and commutation of inwards and outwards claims and treaties, as well as to retain as needed consultants for the investigation of underlying ceding company records when appropriate;

      3.2.6 be responsible for the handling, administration and management of legal proceedings arising from Clause 3.2.4;

      3.2.7 collect any funds due in respect of the Subject Business and provide summary and detailed quarterly reports to the Company as to such collections;

      3.2.8 provide the Company with all other reports as agreed from time to time;

      3.2.9       maintain records in respect of the Subject Business;

      3.2.10 manage all aspects of the Company's investment policy including the supervision of investment managers.

3.3 LCL shall provide written notice to the Board of Directors of the Company of any payment in excess of US$500,000 whether for expenses, losses, premiums or refunds made on the Subject Business prior to making, or committing to make, such payment.

3.4 LCL shall make such broker appointments for the Company as are necessary for conduct of the Subject Business.

3.5 LCL acknowledges that it is aware of the contents of Schedule 4 of the share purchase agreement dated [ ] August 2003 and undertakes to use its reasonable endeavours


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

      to ensure that its management of the Company's affairs shall at all times be strictly in accordance with the provisions of that Schedule.

3.6   Appointment of third party administrators and service providers

      Without prejudice to LCL's overriding obligation to provide or procure provision of the Management Services, LCL may amend, vary or terminate or replace third party outsourced contracts, which have been entered into by the Company prior to the date of this Agreement for claims management, investment management, custodian, claims investigation, legal services, broking services, and any other related activity, so long as the Company does not suffer any additional economic cost or decline in the level of services currently provided. Without prejudice to the generality of the foregoing, LCL may arrange for claims management services including but not limited to those currently conducted by GAB Robbins, Capita Insurance Services (UK), Miller Farrell Liability, Collegiate Management Services Ltd, Marine Claims Ltd to be conducted by other third party contractors or by itself or its subcontractors.

3.7   Inspection by the Company

      LCL shall, at any time reasonably requested by the Company, allow the Company and/or anyone authorised by the Company to audit, inspect and take copies of its books and records in relation to the Subject Business. For the avoidance of doubt, a request by the Company is agreed to be reasonable if it is made 30 days or more since the last such request and the time requested for access to such books and records is more than 5 business days after such request is made.

Clause 4: Duties of the Company

4.1   The Company represents that as of the Effective Date:

      4.1.1 it is properly incorporated and subsisting under the relevant laws of incorporation,

      4.1.2 it has all requisite corporate power and authority to enter into this Agreement on the terms described herein, and

      4.1.3 it is in compliance with all applicable laws and regulations with respect to its business.

4.2 The Company agrees to respond promptly to any reasonable request for instructions or information which LCL may need in order to perform its duties efficiently.

4.3 The Company will establish and maintain such bank accounts as may be required by LCL to carry out the purposes of this Agreement.


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

Clause 5: Bank Account

5.1 LCL shall maintain all bank and investment accounts on the Company's behalf, subject to the conditions contained in Clause 5.2.

5.2 All premiums and other sums collected or received on the Company's behalf by LCL shall be deposited directly and immediately in an account at a bank designated by the Company, in the Company's name and for the Company's benefit; and a summary and reconciliation of such receipts shall be delivered to the Company promptly at the end of each month. All interest that accrues on the funds in such account shall be the sole property of the Company. In no event and for no period of time shall any of the premiums and other sums mentioned in the immediately preceding sentence be deposited by LCL in an account in the name or for the benefit of any person other than the Company.

Clause 6: Compensation and Outsourcing Costs

6.1   Base Fee

      In consideration of the services provided by it hereunder, including but not limited to providing all management functions as required by FSA for regulated entities and ensuring that the controlled functions specified by FSA are discharged, the Company shall pay to LCL (pound)593,750 on the Effective Date and (pound)593,750 per quarter thereafter for the five-year period following the Effective Date ("Base Fees"). Thereafter, for the duration of the Agreement in consideration of the services provided by it hereunder, the Company shall pay to LCL a Base Fee at a reasonable commercial rate based on the level and quality of services provided and as approved by the Board and the Financial Services Authority. The Base Fee shall be reviewed annually but in any event is not to exceed (pound)296,875 per quarter.

6.2   Outsourced fees

      In addition to the Base Fee

(a) For all Accounts and for the corporate governance and regulatory requirements in respect of the Company

      LCL shall be entitled charge the Company for bureau fees and the reasonable professional third party fees and expenses properly incurred in connection with the provision of investment management audit, actuarial and legal services to the subject business.

(b) For all accounts with the exception of the General Aviation, Liability PI and Yacht accounts

      LCL shall be entitled charge an amount to the Company for to all reasonable professional third party fees and expenses properly incurred in connection with the inspections and legal fees and disbursements in dealing with the accounts, claims and pursing recovery actions.

(c)   For the General Aviation, Liability, PI and Yacht accounts


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

(1) In the event that LCL arranges for the claims management and claims handling of the General Aviation, Liability, PI and Yacht accounts to be carried on by persons other than those contracted to do so at the date of this Agreement ("Third Party Claims Handler"), LCL will be entitled to charge to the Company a reasonable amount in respect of the Claims Handling Costs. "Claims Handling Costs" are the claims management and handling fees charged by the Third Party Claims Handler together with legal defence and associated costs of dealing with the claim including disbursements, expert witnesses, solicitors' and counsel's fees and including costs of third parties providing legal defence. Claims Handling Costs exclude exceptional costs set out at Clause 6. 2(c)(2).

      For the five year period from the Effective Date the maximum amount which LCL can charge the Company in respect of the Claims Handling Costs in respect of all 4 accounts in aggregate shall not exceed (pound)1,200,000 per annum.

      Thereafter for the duration of the Agreement and provided that LCL continues to outsource the claims management and claims handling of any of these Accounts LCL, shall be entitled to charge Claims Handling Costs (for the accounts outsourced) at a reasonable commercial rate based on the level and quality of services provided and as approved by the Board of the Company and the Financial Services Authority. The Claims Handling Costs shall be reviewed annually but in any event the maximum amount which LCL may charge the Company in respect of Claims Handling Costs for all 4 accounts in aggregate are not to exceed (pound)600,000 per annum.

      The Company shall pay to LCL the Claim Handling Costs quarterly in arrears.

(2) In very exceptional circumstances a matter may arise in connection with the General Aviation, Liability, PI and Yacht accounts where LCL reasonably believes that specialist expertise or assistance (including specialist legal advice) would enable the Company to achieve a substantial net benefit or savings in excess of those that might be achieved by a Third Party Claims Handler, LCL will be entitled to instruct the necessary specialists to represent the Company at the Company's cost and expense and such costs shall not be Claims Handling Costs. LCL must obtain the prior approval of the Board of Directors of the Company before formally instructing the specialists and incurring fees.

6.3   Commutation

      In addition to the Base Fee LCL shall be entitled to 25% of any savings achieved from commutations and portfolio transfers to another insurer ("Savings").

      For these purposes a commutation is:

1) mutually agreed termination of an assumed or ceded facultative/treaty reinsurance contract or inwards insurance contract;


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

2) the commutation payment must represent full and final settlement so that no future liabilities can arise in respect in the future in respect of that contract;

3) it excludes settlement of individual claims on inwards insurance contracts except where those inward claims are ceded as part of an excess of loss treaty.

      To determine the Saving the commutation payment is compared to the net of reinsurance reserves held by the Company as at Q2 2003 for the contract being commuted taking into account including:

      o     Case reserves and IBNR reserves booked by the Company;

      o Provisions for reinsurance bad debt where allocated to the reinsurance contract;

      o     Claims expected to arise from unearned exposures;

      o Potential outwards reinsurance recoveries on proportional and non-proportional covers;

      o Expected investment income on reserves until payment (assuming no commutation);

      o Recoveries achieved by LCL in excess of ultimate reinsurance balance (net of bad debt).

      PricewaterhouseCoopers or another "Top Four" accounting firm shall be requested by the Company to allocate incurred but not reported reserves by contract or, if impractical, by class of business, to provide a benchmark against which to measure Savings and to review the bad debt provision and assign the general provision to specific reinsurers.

      This Savings fee shall be payable by the Company quarterly in arrears based on Savings statements presented to the Company by LCL.

6.4 In the event that this Agreement is terminated by the Company in accordance with Clause 2 of this Agreement, LCL shall be entitled to fees and reimbursement of its expenses up to the effective date of termination subject to any claims which the Company may have where it has terminated the agreement pursuant to Clause 2.3.

6.5   VAT

      No VAT is payable in respect of LCL's services and in the event that any VAT does become payable this will be paid for by the Company against a VAT Invoice provided by LCL and the fees payable in respect of LCL's services shall be net of VAT.

Clause 7: Indemnity

If LCL or any of its affiliates or any of the past or present employees of LCL or such affiliates (hereinafter referred to as "LCL and Employees") becomes involved as a defendant in any action or legal proceedings brought by a third party as a consequence of properly performing their duties under this Agreement, the Company agrees to defend, indemnify and hold LCL and Employees harmless to the full extent permitted under English


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

law against all damages, claims, losses, fines, penalties, disputes and liabilities, whether legal or otherwise, including reasonable attorney's fees and other costs of defence, special, indirect, consequential, punitive, extra-contractual, or exemplary damages of any nature or description whatsoever unless the liability etc. arises by reason of (1) any breach of applicable law or binding regulatory rule of Lloyd's or the FSA which applies to the conduct of the Company's business (2) gross negligence or wilful misconduct or a grossly negligent or wilful breach of the Agreement on the part of LCL and Employees or their delegates.

Clause 8: Jurisdiction

This Agreement and all matters relating to it shall be governed by and construed in accordance with English Law.

Clause 9: Confidentiality

Save as may be reasonably necessary for the proper performance of their respective duties under this Agreement, LCL, its affiliates, the directors, officers, employees or agents of LCL or its affiliates shall not for any reason during the period of this Agreement or at any time after the termination of this Agreement disclose to any person or otherwise make use of any information of which in the course of the operation of this Agreement they have or may have become possessed, relating to the Agreement, the implementation of the Agreement, the Subject Business or the Company, without the Company's prior written authority.

Clause 10: Notices

All notices and other communications between the parties to this Agreement shall be in writing and delivered to each party listed below at the addresses written below by hand delivery, first class post or facsimile, provided that all notices and communications shall be deemed to have been received on the next business day following hand delivery or facsimile transmission (if received after the normal business hours of the addressee), and on the tenth business day following posting:

To the Company:

      9 St Claire Street
      London
      EC3N 1LQ

To LCL:

      5th Floor
      40 Lime Street
      London
      EC3M 5BS
      Fax Number 020 7623 4352

Either party may change its address for notice by giving notice pursuant to this Clause 10.


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

Clause 11: Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations and memoranda, whether written or oral among the parties hereto or between or among any agents representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof. Nothing in this Agreement shall exclude liability for fraud.

Clause 12: Counterparts

This Agreement may be executed in counterparts, each of which shall be considered an original and all of which together shall constitute one and the same agreement. A facsimile, telecopy or other reproduction of this Agreement may be delivered by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

Clause 13: Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each party hereto directs that such court interpret and apply the remainder of this Agreement in the manner which it determines most closely effectuates its intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

Clause 14: Waiver or Amendment

The provisions of this Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given, only by written instrument executed and delivered by each of the parties hereto. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision or any other provision or as a waiver of the provision itself.

Clause 15: Assignment.

Neither this Agreement or any rights or benefits under this Agreement shall be assignable by any party hereto, but shall be binding on their respective successors in interest.

IN WITNESS WHEREOF each of the parties hereto have executed this Agreement on the day and year first above written.


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

LITIGATION CONTROL LIMITED


By:
    -----------------------------
    Name:
    Title:


TRENWICK INTERNATIONAL LIMITED


By:
    -----------------------------
    Name:
    Title:


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

                                   Schedule 6

                      Limitation of the Vendor's liability

1.    General

1.1 The provisions of this Schedule shall operate to limit the liability of the Vendor under and in respect of the Warranties (in addition to any other provision which limits the Vendor's liability set out in this Agreement).

1.2 References in this Schedule to a "Relevant Claim" include any claim against the Vendor for breach of the provisions of this Agreement referred to in paragraph 1.1 above.

2.    Disclosure

2.1 The Vendor shall not be liable in respect of a Relevant Claim if the subject matter thereof arises from or consists of any fact or matter which has been Disclosed to the Purchaser.

2.2 The following matters shall be treated as Disclosed to the Purchaser by the Vendor in respect of the Company:

      (a) the contents of this Agreement and all transactions herein envisaged;

      (b) all information contained or referred to in the Accounts or the Management Accounts;

      (c) all matters and information which would have been revealed by a search of the microfiche of the files of the Company at Companies House on the Business Day prior to the date of this Agreement;


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

      (d) all matters, information and circumstances known to the Purchaser at the date of this Agreement; and

      (e) all matters deemed to have been disclosed pursuant to the Disclosure Letter (or the Completion Disclosure Letter) including without limitation the contents of the documents as identified in the Data Room Control Document dated 12 August 2003 (which were provided for inspection in the data room) and as listed in the schedule of Data Requests and Transition Documents Schedule as attached to the Disclosure Letter.

3.    Mitigation

      Notwithstanding the other provisions in this Schedule, the Purchaser shall use its reasonable endeavours to mitigate and to procure that the Company shall mitigate any loss or damage which it or the Company may suffer in consequence of any breach by the Vendor of the terms of this Agreement or in consequence of any matter giving rise to a claim against the Vendor under this Agreement.

4.    Obligation to bring proceedings

      Any Relevant Claim made before the relevant dates specified in clause 12.3 shall, if it has not been previously satisfied, settled or withdrawn, be deemed to have been withdrawn and shall become fully barred and unenforceable (and the Vendor's liability in respect of such Relevant Claim shall absolutely terminate) on the expiry of the period of twelve months after notice of such Relevant Claim was given to the Vendor in accordance with clause 10.4, unless proceedings in respect thereof shall have been commenced against the Vendor (and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been issued and validly served upon the Vendor).


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

5.    Specific limitations

5.1 The Vendor shall have no liability in respect of any Relevant Claim if and to the extent that such Relevant Claim (or the subject matter thereof):

      (a) occurs or arises or is increased as a result of any legislation not in force at the date hereof or any change of law, regulation, directive, requirement or administrative practice (including by the Inland Revenue or any other taxing authority) or any change in the rates of Taxation which in each case is not in force at the date hereof;

            (i) occurs or arises or, such Relevant Claim otherwise having arisen, is increased, as a result of any change made after the date hereof in any accounting or taxation policies of any company in the Purchaser's Group (a "Group Company");

            (ii) would not have arisen or occurred but for (or is increased as a result of):

                  (1) any voluntary act, event, omission, transaction or arrangement after Completion by the Purchaser or any Group Company (or on their respective behalves) otherwise than, in the case of any Group Company, in the ordinary course of its business as now carried out; or

                  (2) any claim, election, surrender or disclaimer made, or notice or consent given after Completion (other than anything the making, giving or doing of which was taken into account in computing any provision for Taxation in the Accounts or the Management Accounts) by any Group Company in connection with the provisions of any enactment or regulation relating to Taxation; or

                  (3) any failure or omission by the Company to make any claim, election, surrender or disclaimer, or give any notice, or consent or do any other thing, in connection with the provisions of any enactment or regulation relating to Taxation after Completion, the anticipated making, giving or doing of which was taken into account in computing the provision for Taxation in the Accounts or the Management Accounts; or

            (iii) arises from an act, event, omission, transaction or
                  arrangement of the Vendor or the Company prior to Completion occurring at the written request or written direction of the Purchaser.

      (b)   The Vendor shall have no liability in respect of any Relevant Claim:

            (i) to the extent that allowance, provision or reserve has been made in the Accounts or the Management Accounts in respect of the matter to which such liability relates; or

            (ii) to the extent of the amount by which any liability (including any provision against liabilities) included in the Accounts or the Management Accounts is overstated.

6.    Recovery

6.1 Where the Purchaser or any Group Company is or may be entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Relevant Claim, the person so entitled shall use his reasonable endeavours to recover that sum before making the Relevant Claim (keeping the Vendor fully and promptly informed of the conduct of such recovery) and any sum recovered will reduce the amount of the Relevant Claim.

6.2 Without prejudice to the provisions of paragraph 6.1 if the Vendor pays to the Purchaser an amount in respect of any Relevant Claim, and the Purchaser or any Group Company subsequently recovers (whether by payment, credit, discount, relief or otherwise) from a third party (including any Taxation Authority) an amount which is referable to the matter giving rise to such Relevant Claim then:

      (a) if the amount paid by the Vendor in respect of such Relevant Claim is more than Sum Recovered (as such term is defined in paragraph 6.3 below), the Purchaser shall (or, where appropriate, shall procure that the Company in the Purchaser's Group shall) immediately pay to the Vendor the Sum Recovered; and

      (b) if the amount paid by the Vendor in respect of such Relevant Claim is less than or equal to the Sum Recovered, the Purchaser shall immediately pay to the Vendor an amount equal to the amount paid by the Vendor so as to leave the Purchaser, taking into account the amounts received from the third party and from the Vendor and those payable to the Vendor under this paragraph in no better or worse position than it would have been in had the Relevant Claim not arisen.

6.3 For the purposes of this paragraph, the expression "Sum Recovered" means an amount equal to the amount recovered from the third party (and for this purpose, in addition to any cash payment, any payment in kind or discount, credit or like benefit obtained shall constitute an amount recovered) plus any repayment supplements in respect of the amount recovered from the third party (as defined in section 85 of ICTA) plus any interest in respect of the amount recovered from the third party less all reasonable costs and expenses incurred by the Purchaser or (as the case may be) the relevant Group Company in recovering the amount from the third party and any tax suffered on the receipt.

7.    Contingent liabilities

      If any Relevant Claim arises by reason of a liability which is a contingent liability when the Relevant Claim in respect thereof is notified to the Vendor, then the Vendor shall not be liable to the Purchaser until such time as the contingent liability ceases to be contingent and becomes an actual liability and is due and payable. So long as any Relevant Claim arising by reason of a contingent liability shall have been notified to the Vendor in accordance with clause 12.3, then paragraph 4 shall be amended in relation to such Relevant Claim so as to require that proceedings be commenced within twelve months from the date on which the said liability ceases to be contingent.

                                   Schedule 7
                            Form of Power of Attorney

Trenwick Holdings Limited (no. 2488310) ("the Vendor"), being the sole member of Trenwick International Limited (no. 2494812) ("the Company") hereby irrevocably and unconditionally appoints Bestpark Limited ("the Purchaser") to be the Vendor's true and lawful attorney (with full power to appoint substitutes) pending registration of the Purchaser as the legal owner of the entire issued share capital of the Company held by the Vendor ("the Shares") and in the Vendor's name or otherwise on the Vendor's behalf and as the Vendor's act and deed to do exercise and perform any of the acts and things to be done and performed or that may be done and performed by the Vendor and to execute any documents necessary to be or, if the Purchaser deems desirable, that may be completed or executed by the Vendor as the Vendor's attorney shall think to do and perform and execute in connection with the legal or beneficial ownership of all or any of the Shares as if it were the legal and beneficial owner of the Shares and in particular but without limitation:

      (a) to do and perform any of the acts and things and to approve and execute any document or documents necessary to be completed or executed by the Vendor for transferring the Vendor's legal or beneficial interest in all or any of the Shares into the name of the Purchaser or its nominee(s) or other person(s) nominated by the Purchaser or any person(s) purchasing all or any of the Shares from the Purchaser; and

      (b) to receive or accept service of or agree to waive all or any notices or to agree to accept short notice for and to attend and vote and demand and vote on a poll or otherwise at all or any meetings or class meetings of the holders of shares or securities in the Company, in all cases as amply and effectually as the Vendor could do if this Power of Attorney had not been made and no sale of any legal or beneficial ownership of the Shares had taken place by the Vendor.

The Vendor hereby undertakes, to ratify whatever the Vendor's attorney shall lawfully do or cause to be done under the authority or purported authority of this Power of Attorney.

This Power of Attorney is given to secure the proprietary interest of the Purchaser in the Shares and is irrevocable without the consent of the Purchaser for so long as the Vendor has that proprietary interest.

This Power of Attorney shall terminate upon registration of the Purchaser or its nominee(s) or other person(s) nominated by the Purchaser or any person(s) purchasing all or any of the Shares from the Purchaser.

Date:                                   2003

EXECUTED as a DEED      )
for and on behalf of    )
TRENWICK HOLDINGS       )
LIMITED by              )               -------------------------------
                                        Director

                                        -------------------------------
                                        Director/Secretary

                                   Schedule 8
                Form of Claims Notifications above (pound)25,000

                 New and Revised Estimates as at 1st August 2003

------------------------------------------------------------------------------------------------------------------------------------
Claims payments
------------------------------------------------------------------------------------------------------------------------------------
 Risk    Event  Claim  Assured     Class         FGU        Loss Description        Opening  Gross     Closing     Paid     Movement
number   code    No.   /Cedant                                                        OS      Paid       OS       Claims     this
                                                                                    Claims   Claims    Claims    this week   week
                                                                                    (pound)  (pound)   (pound)    (pound)   (pound)
------------------------------------------------------------------------------------------------------------------------------------
Facultative 1998
------------------------------------------------------------------------------------------------------------------------------------
10122    1449     4    Project     Latent        NA         1.7.1998. Property            0   151,679   165,000     79,276   244,276
                       Builder     Defects                  at Old Brookhouse
                                                            Barn, Framfield.
                                                            Mrs MacDonald. UCR
                                                            - Direct
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          0   151,679   165,000     79,276   244,276
------------------------------------------------------------------------------------------------------------------------------------
Facultative 1999
------------------------------------------------------------------------------------------------------------------------------------
857      1344     1    Whitbread   Liability     AUD        12.6.200. Claimant       35,000   139,448    44,212    128,585   137,797
                       Insurance                 113,007    Mr Haddad  allegedly
                       Brks                                 fell off horse. UCR -
                                                            665Sugarloaf
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     35,000   139,448    44,212    128,585   137,797
------------------------------------------------------------------------------------------------------------------------------------
Treaty 2000
------------------------------------------------------------------------------------------------------------------------------------
350122   1395     1    R.J.        Financial     GBP        3.1.2001. Banque Leumi   72,355    96,178         0     96,178    23,823
                       Wallace     Institutions  1,651,258  France new claim.
                                                            Awaiting full loss
                                                            details. UCR -
                                                            429002555
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     72,355    96,178         0     96,178    23,823
------------------------------------------------------------------------------------------------------------------------------------
Total Claims payments                                                               107,355   387,305   209,212    304,038   405,896
------------------------------------------------------------------------------------------------------------------------------------

                                   Schedule 9
                        Contingent Deferred Consideration

1. Limited recourse payment of the Contingent Deferred Consideration and Distributions

1.1 The Contingent Deferred Consideration shall only be paid if and to the extent Distributions are made by the Company and paid to the Purchaser from time to time and shall be paid in accordance with the provisions of this Schedule. The Vendor acknowledges that the Company may not make distributions without the consent of the FSA.

1.2 The Purchaser shall satisfy its obligations to pay the Contingent Deferred Consideration by making the following payments out of the Distributions in the following order of priority:

      (a) first, one hundred percent of the amount of any Distribution which the Purchaser is entitled to retain pursuant to clause 16.8 shall be paid to and retained by the Purchaser for its own account;

      (b) secondly, fifty per cent of the amount of any Distribution not retained under paragraph 1.2(a) above ("Non-Retained Distributions") shall be paid to and retained by the Purchaser for its own account and fifty per cent of the amount of the Non-Retained Distribution shall be paid into a trustee bank account with such bank as may be nominated from time to time by the Vendor, in the name of the Purchaser, but the monies held in which shall be held on trust for the Vendor and the account signatories of which shall be nominees of the Vendor ("the Account") until (pound)2,000,000 of Non-Retained Distributions have been retained by the Purchaser in total; and

      (c) thirdly, once (pound)2,000,000 of Non-Retained Distributions have been retained by the Purchaser, seventy-five per cent of any additional Distributions shall be paid into the Account and twenty-five per cent retained by the Purchaser for its own account.

1.3 The Purchaser undertakes to the Vendor that it shall use its best endeavours to procure that the Company makes Distributions to its maximum extent possible and as soon as possible. The obligation shall include:

      (a) making appropriate representations to the FSA to seek approval for the making of Distributions and keeping the Vendor informed of any proposed representations; and

      (b) where the FSA agrees to a Distribution but the Distribution cannot be made because the Company does not have realised profits for the purpose of the Act then the Purchaser shall use its reasonable endeavours to procure that the Company shall reduce its capital or carry out any other transaction or scheme that would create sufficient realised profits for this purpose.

1.4 Notwithstanding the provisions of paragraph 1.3, the Purchaser undertakes to the Vendor that it shall make appropriate representations to the FSA to seek approval for the making of Distributions at such time as the audited accounts of the Company show that is has distributable reserves of at least (pound)2 million, unless at such time the payment of a Distribution would not be permitted by the Act.

1.5 Immediately upon payment to the Purchaser of any Distributions by the Company, such percentage of the Distributions which are payable to the Vendor under paragraph 1.2 shall be held on trust for the Vendor by the Purchaser until such payment is paid to the Vendor, and shall be immediately paid by the Purchaser into the Account. The Purchaser shall not deal with such Distributions in any whatsoever, save to hold such Distributions on trust for the Vendor and to pay such sums forthwith into the Account. Any monies held in the Account shall be beneficially owned by and vested in the Vendor absolutely and it shall form part of the Vendor's legal estate.

1.6 On the Final Payment Date the Contingent Deferred Consideration shall immediately cease to be payable to the Vendor by the Purchaser with no further obligations or liabilities on the Purchaser save those obligations specifically set out in Part 4 of Schedule 3.

1.7 If the Company enters into liquidation, administration or administrative receivership at any time before the Final Payment Date, and at the time that it enters such a procedure the Company is unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986, the Contingent Deferred Consideration shall immediately cease to be payable to the Vendor by the Purchaser with no further obligations or liabilities on the Purchaser save those obligations specifically set out in Part 4 of
      Schedule 3.

2.    Payment of amounts in respect of Contingent Deferred Consideration

      Payment by electronic funds transfer to the Account by the Purchaser shall constitute full discharge by the Purchaser of its obligations to pay the Contingent Deferred Consideration to the Vendor and if confirmation of despatch of the funds transferred is received by or on behalf of the Purchaser this shall evidence full satisfaction of the relevant obligation by the Purchaser. If payment is made by another method at the direction of the Vendor, the Purchaser is not responsible for amounts lost or delayed in the course of the transfer or in carrying out those directions. The Purchaser shall provide such assistance to the Vendor, at the Vendor's cost, as the Vendor may reasonably request if, not withstanding the despatch of funds to the Account, such funds are not received in the Account.

                                   Schedule 10
                                Intra Group Loans

                                   Schedule 11
                                Part A - Hardware

Server 09 Gentia

AS400 Reapps

Server 10 Sun Account's SQI Server

38 PCs currently used by permanent and temporary staff of TMS dedicated to the Company's operations

                                Part B - Software

Reapps/AS400

      REAPPS Software License

Miscellaneous

      Accurate (bank reconciliations)

Services

      Sungard Disaster Recovery Contract
      Back up service for servers London09 and London10 (provided under a contract between Televault and TMA)
      Re-activate Orbit for LPC messages
      Spyview, licensed from Magellan (now Gauss)

AS WITNESS the hands of the duly authorised representatives of the parties on the date which first appears on page 1.

SIGNED by                       )        David Prince
for and on behalf of            )
Trenwick Holdings Limited       )



SIGNED by                       )        Andrew Brannon
for and on behalf of            )
Bestpark Limited                )